                                                                   EXHIBIT 10.30


                                 LEASE AGREEMENT

                                       FOR

                            AMBERGLEN BUSINESS CENTER

                                 BY AND BETWEEN

                                 AMBERJACK, LTD.

                                   "Landlord"

                                       and

                              PLANAR SYSTEMS, INC.

                                    "Tenant"

                                 LEASE AGREEMENT

                                TABLE OF CONTENTS

SECTION 1.      BASIC LEASE INFORMATION:.......................................................................   1
         1.1    Building.......................................................................................   1
         1.2    Landlord.......................................................................................   1
         1.3    Landlord's Address for Giving of Notices and Payment of Rent...................................   1
         1.4    Tenant.........................................................................................   1
         1.5    Premises.......................................................................................   1
         1.6    Building.......................................................................................   1
         1.7    Park Common Areas..............................................................................   1
         1.8    Project........................................................................................   2
         1.9    Parking Allowance..............................................................................   2
         1.10   Use of Premises................................................................................   2
         1.11   Construction Information Submittal Date........................................................   2
         1.12   Construction Document Approval Date/Construction Commencement Date.............................   2
         1.13   Commencement Date..............................................................................   2
         1.14   Expiration Date................................................................................   2
         1.15   Rent...........................................................................................   2
         1.16   Tenant's Initial Percentage Share..............................................................   3
         1.17   Base Year for Adjustments to Operating Expenses................................................   3
         1.18   Base Year for Adjustments to Taxes.............................................................   3
         1.19   Security Deposit...............................................................................   3
         1.20   Guarantor(s) Name and Address..................................................................   3
         1.21   Brokers........................................................................................   3

SECTION 2.      DEMISE AND RENT:...............................................................................   4
         2.1    Demise.........................................................................................   4
         2.2    Premises.......................................................................................   4
         2.3    Commencement and Expiration Dates..............................................................   4
         2.4    Rent...........................................................................................   4
         2.5    Late Charge....................................................................................   4
         2.6    Confidentiality................................................................................   5

SECTION 3.      USE:...........................................................................................   5
         3.2    Hazardous Substances...........................................................................   5

SECTION 4.      TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES:...............................................   7
         4.1    Acceptance of Premises.........................................................................   7
         4.2    Building Maintenance...........................................................................   7
         4.3    Tenant's Obligations...........................................................................   7
         4.4    Americans with Disabilities Act................................................................   7
         4.5    Tenant Improvements............................................................................   8

SECTION 5.      OPERATING EXPENSES AND TAXES:..................................................................   8
         5.1    Operating Expenses.............................................................................   8
         5.2    Exclusions From Operating Expenses.............................................................   9
         5.3    Taxes..........................................................................................   9

SECTION 6.      PAYMENT OF OPERATING EXPENSES:.................................................................  10
         6.1    Operating Year.................................................................................  10
         6.2    Tenant's Pro Rata Share........................................................................  10
         6.3    Written Statement of Estimate..................................................................  10
         6.4    Reestimations..................................................................................  11

         6.5    Annual Adjustments.............................................................................  11
         6.6    Tenant Examination.............................................................................  11
         6.7    Disputes.......................................................................................  11
         6.8    Payment........................................................................................  12
         6.9    No Reduction in Amount of Monthly Base Rent....................................................  12

SECTION 7.      SECURITY DEPOSIT:..............................................................................  12
         7.1    Security Deposit...............................................................................  12
         7.2    Disposition of Security Deposit................................................................  12

SECTION 8.      SUBORDINATION, NOTICE TO SUPERIOR LESSORS AND MORTGAGEES:......................................  12
         8.1    Subordination..................................................................................  12
         8.2    Notice.........................................................................................  13
         8.3    Attornment.....................................................................................  13
         8.4    Modifications for Superior Mortgagee...........................................................  13
         8.5    Non-Disturbance Agreement......................................................................  13

SECTION 9.      QUIET ENJOYMENT:...............................................................................  13

SECTION 10.     ASSIGNMENT AND SUBLETTING:.....................................................................  13
         10.1   Generally......................................................................................  13
         10.2   Conditions of Landlord's Consent...............................................................  14
         10.3   Subletting by Landlord.........................................................................  14
         10.4   Permitted Transfers............................................................................  14


SECTION 11.     INSURANCE:.....................................................................................  15
         11.1   Public Liability Insurance.....................................................................  15
         11.2   Property Insurance.............................................................................  15
         11.3   Acceptable Insurance Companies.................................................................  15
         11.4   Increase in Coverage...........................................................................  15
         11.5   Waiver of Subrogation..........................................................................  15

SECTION 12.     RULES AND REGULATIONS:.........................................................................  16

SECTION 13.     ALTERATIONS:...................................................................................  16
         13.1   Requirements...................................................................................  16
         13.2   Removal and Restoration........................................................................  16
         13.3   Compliance.....................................................................................  16
         13.4   No Liens.......................................................................................  16

SECTION 14.     LANDLORD'S AND TENANT'S PROPERTY:..............................................................  17
         14.1   Landlord's Property............................................................................  17
         14.2   Tenant's Property..............................................................................  17
         14.3   Abandonment....................................................................................  17

SECTION 15.     SERVICES AND UTILITIES:........................................................................  17
         15.1   Utilities......................................................................................  17
         15.2   Excess Usage...................................................................................  18
         15.3   Disclaimer.....................................................................................  18
         15.4   Use of Common Areas and Facilities.............................................................  18
         15.5   Parking Facilities.............................................................................  18
         15.6   Signage........................................................................................  18
         15.7   Mailbox........................................................................................  19

SECTION 16.     ACCESS:........................................................................................  19

SECTION 17.     NOTICE OF OCCURRENCES:.........................................................................  19

SECTION 18.     NONLIABILITY AND INDEMNIFICATION:..............................................................  20
         18.1   Waiver.........................................................................................  20
         18.2   Indemnification................................................................................  20
         18.3   Duty to Defend.................................................................................  20

SECTION 19.     DAMAGE OR DESTRUCTION:.........................................................................  20
         19.1   Casualty.......................................................................................  20
         19.2   Condemnation...................................................................................  21

SECTION 20.     SURRENDER AND HOLDING OVER:....................................................................  21
         20.1   General........................................................................................  21
         20.2   Surrender......................................................................................  21
         20.3   Holding Over...................................................................................  21

SECTION 21.     EVENTS OF DEFAULT:.............................................................................  22

SECTION 22.     REMEDIES UPON DEFAULT:.........................................................................  23
         22.1   Remedies.......................................................................................  23
         22.2   Cumulative Remedies............................................................................  23
         22.3   Termination....................................................................................  24
         22.4   Reduction or Cancellation of Services..........................................................  24
         22.5   Interest on Damages............................................................................  24
         22.6   Offset.........................................................................................  24

SECTION 23.     RELOCATION.....................................................................................  24

SECTION 24.     NO WAIVERS OF PERFORMANCE:.....................................................................  24

SECTION 25.     CURING TENANT'S DEFAULTS:......................................................................  24

SECTION 26.     BROKER:........................................................................................  25

SECTION 27.     NOTICES:.......................................................................................  25

SECTION 28.     ESTOPPEL CERTIFICATES:.........................................................................  25

SECTION 29.     MEMORANDUM OF LEASE:...........................................................................  25

SECTION 30.     ADJUSTMENT OF COMMENCEMENT AND EXPIRATION DATES:...............................................  26
         30.1   Commencement Date..............................................................................  26
         30.2   Delay in Commencement..........................................................................  26
         30.3   Expiration Date................................................................................  26
         30.4   Early Occupancy................................................................................  26

SECTION 31.     MISCELLANEOUS:.................................................................................  26
         31.1   Merger.........................................................................................  26
         31.2   Modifications..................................................................................  26
         31.3   Successors and Assigns.........................................................................  26
         31.4   Nonrecourse Lease..............................................................................  26
         31.5   Force Majeure..................................................................................  27
         31.6   Definitions....................................................................................  27
         31.7   Effect of Expiration...........................................................................  28
         31.8   Excavation.....................................................................................  28
         31.9   Union Contracts................................................................................  28
         31.10  Prorations.....................................................................................  28
         31.11  Governing Law..................................................................................  28
         31.12  Light, Air and View............................................................................  28
         31.13  Tenant Representations.........................................................................  28

         31.14  Defined Terms..................................................................................  29
         31.15  Counterparts...................................................................................  29
         31.16  Costs and Attorney Fees........................................................................  29
         31.17  Effect of Failure to Consent...................................................................  29

                                 LEASE AGREEMENT

         This Lease dated for reference purposes as of August _____, 2001, by and between AmberJack, Ltd., an Arizona corporation ("Landlord") and Planar Systems, Inc., an Oregon corporation ("Tenant").

SECTION 1.    BASIC LEASE INFORMATION:

         Each reference in the Lease to any of the Basic Lease Information shall mean the respective information set forth below, and such information shall be deemed incorporated as a part of the terms provided under the particular Lease Section pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the former shall control.

         1.1   Building:      20050 Building
                              20050 NW Gibbs Drive
                              Beaverton OR 97006

         1.2   Landlord:      AmberJack, Ltd., an Arizona corporation

         1.3   Landlord's Address for Giving of Notices and Payment of Rent:

               Birtcher Property Services
               ITF AmberJack, Ltd.
               PO Box 92380
               Los Angeles CA 90009

               Copy to: AmberJack, Ltd.
               c/o Birtcher Property Services
               1600 NW Compton Drive Ste 106
               Beaverton OR 97006

               And a copy (of legal notices and notices of default only) to:

               Eric Bridges
               Investment Department
               One State Farm Plaza, E-10
               Bloomington IL 61710

         1.4   Tenant's Address for Giving of Notices:

               Planar Systems, Inc.
               20050 NW Gibbs Drive
               Beaverton OR 97006
               Attn: Steven J. Budaly

         1.5 Premises: Entire building to be constructed by Landlord consisting of approximately 72,000 rentable square feet on two floors as outlined on the floor plan of the Building attached hereto as Exhibit C and the Land on which it is located. (Section 2.2)

         1.6 Building: The Building and associated site improvements to be constructed by Landlord at 20050 NW Gibbs Drive, Beaverton, Oregon, as shown on Exhibit A.

         1.7 Park Common Areas: As outlined on Exhibit B attached hereto, Landlord may, from time to time, adjust the size and configuration of the Park Common Areas as each are defined herein.

         1.8 Project: Shall be defined as the Premises, Building and Park Common Areas as each are defined in this Lease (as they may be expanded, altered or contracted from time-to-time in Landlord's sole discretion).

         1.9 Parking Allowance: Landlord shall provide Tenant parking at a ratio of four (4) stalls per 1,000 rentable square feet leased within the Building. Five (5) visitor stalls shall be marked near the Building front entrance. Tenant shall have the right to use all parking spaces striped on the surface lot constructed on the Land described on Exhibit A. (Section 15.5)

         1.10 Use of Premises: Offices for the following type of business: administrative office space, design engineering and associated lab and research and development for a high technology company. (Section 3)

         1.11  Construction Information Submittal Date: See: TI Design Schedule
                                                        ---
attached to Exhibit D ("CDP --- Schedule") by September 5, 2001. (Exhibit D,
Section 4.1)

         1.12 Construction Document Approval Date: Landlord and Tenant shall approve the Construction Document Package by October 17, 2001 or in accordance with the terms and conditions set forth in the CDP Schedule and Section 4.2 of the Exhibit D Work Letter.

         1.13  Commencement Date: Subject to adjustment due to operation of
Section 30 of this Lease and Sections 4.1.2 and 4.3 of Exhibit D, the Lease Commencement Date shall be the later of (i) June 13, 2002 or (ii) the date upon which the construction of the Tenant Improvements is Substantially Complete. "Substantially Complete" means the date (i) the Tenant Improvements have been completed in accordance with all working drawings and specifications approved by Tenant (punch list items excepted), (ii) all Building services are available to the Premises and (iii) Tenant has received a permanent or temporary certificate of occupancy, or such earlier or later date as provided in Section 30 of the Lease Agreement. (Section 2.3)

         1.14 Expiration Date: Ten (10) years following the Commencement Date or such earlier or later date as provided in Section 30 of the Lease Agreement. Tenant shall have the option to renew the Lease for two (2) periods of five (5) years each, as specified in Addendum A. (Section 2.3)

         1.15  Rent:

                                                              Total Monthly Base
                                                              ------------------
                         Period         Annual Base Rate/RSF     Rent Amount
                         ------         --------------------     -----------
                     6/1/02-5/31/03            $15.00            $ 90,000.00

                     6/1/03-5/31/04            $15.53            $ 93,180.00

                     6/1/04-5/31/05            $16.06            $ 96,360.00

                     6/1/05-5/31/06            $16.61            $ 99,660.00

                     6/1/06-5/31/07            $17.18            $103,080.00

                     6/1/07-5/31/08            $17.76            $106,560.00

                     6/1/08-5/31/09            $18.35            $110,100.00

                     6/1/09-5/31/10            $18.96            $113,760.00

                     6/1/10-5/31/11            $19.59            $117,540.00

                      6/1/11-5/31/12             $20.23             $121,380.00

             Subject to adjustment due to operation of Section 30 of this Lease and Sections 4.1.2 and 4.3 of Exhibit D, Landlord shall be responsible for delivering the Premises to Tenant Substantially Complete no later than June 13, 2002. Subject to force majeure and Tenant delay as provided in Section 30.2 of this Lease, if the Premises are not delivered Substantially Complete by June 13, 2002, Tenant shall receive one (1) day of free Base Rent for each day of Landlord delay between June 13, 2002 and November 13, 2002. Such rent abatement shall accrue until Landlord's delivery of the Premises Substantially Complete but not later than November 13, 2002. Subject to Tenant delay as provided in Section 30.2, if Landlord does not achieve Substantial Completion prior to November 13, 2002, Tenant shall have the option to Terminate the Lease by delivering written notice of termination to Landlord no earlier than November 13, 2002 and no later than November 30, 2002. The foregoing dates shall be subject to adjustment due to operation of the force majeure and tenant delay provisions of Section 30.2. The Base Rent for any partial month shall be prorated based on the same rents as specified for the first full calendar month when Base Rent is payable. Within thirty (30) days after Tenant's execution of this Lease, Tenant shall deposit with Landlord $117,000.00 to be applied against the first month's Rent. (Section 2.4)

     1.16    Tenant's Initial Percentage Share of the Building shall be 100%.

     1.17 Tenant's Initial Percentage Share of the Park Common Areas shall be three and 40/100 percent (3.4%).

     1.18    This section intentionally deleted.

     1.19 Security Deposit: $50,000.00, which shall be reduced to $10,000.00 after the initial thirty-six (36) months of the Lease Term. (Section 7.1)

     1.20    Guarantor(s) Name and Address:   __________________________________
                                              ______________N/A_________________

     1.20    Brokers:        Landlord:           Grubb & Ellis Company (David
                                                 C. Squire)

                             Tenant:             Hume Myers Tenant Counsel
                                                 (Greg Hume)

LANDLORD                               TENANT

AmberJack, Ltd., an Arizona            Planar Systems, Inc., an Oregon
corporation                            corporation


By: _____________________________      By: ______________________________

Title: __________________________      Title: ___________________________

Date: ___________________________      Date: ____________________________


By: _____________________________      By: ______________________________

Title: __________________________      Title: ___________________________

Date:  __________________________      Date: ____________________________

LEASE AGREEMENT

TERMS AND CONDITIONS

SECTION 2.  DEMISE AND RENT:

     2.1 Demise: Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease Agreement (herein called the "Lease"), the Premises and the Building (herein called the "Building") located on the property described on Exhibit A attached hereto and incorporated herein ("Land"). Landlord hereby grants to Tenant, and Tenant hereby accepts from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease, a non-exclusive right to use the common areas of the Building ("Building Common Areas"), if any, and the Park Common Areas, subject to the provisions of Section 15.5 below and the Rules and Regulations attached hereto as Exhibit F. So long as Tenant is the sole tenant of the Building, Tenant shall have the exclusive right to use of the Building Common Areas.

     2.2 Premises: The Premises (herein called "Premises") leased to Tenant are described in the Basic Lease Information, are outlined on the floor plan(s) for the Building attached hereto as Exhibit C, which is incorporated herein by this reference, and shall be computed by the BOMA Standard Method for Measuring Floor Area in single-tenant Office Buildings, 1996 ANSI/BOMA ss.65.1-1996, and shall be confirmed by Tenant's architect. The precise amount of the rentable area in the Premises indicated in the approved Construction Document Package (the "CDP") shall be controlling in the event of any variance from the approximate rentable area specified in the Basic Lease Information. Base Rent, Tenant's Percentage, and any similar item based upon the size of the Premises shall be adjusted to reflect the precise rentable area in the Premises determined by the approved CDP. At Landlord's request, the parties shall execute an addendum to this Lease following preparation of the CDP and the Commencement Date stating such adjusted figures, and stating the Commencement Date and Expiration Date; provided that Tenant's failure to execute such addendum shall not affect Tenant's obligations under this Lease.

     2.3 Commencement and Expiration Dates: The term of this Lease (herein called "Lease Term") shall be for the period specified in the Basic Lease Information subject to adjustment as provided in Section 30.1 and 30.4 of this Lease (or until sooner terminated as provided herein). If Landlord gives Tenant notice of an adjustment in the Commencement Date pursuant to Section 30.1, it shall be deemed a request for an estoppel statement from Tenant confirming the adjustment pursuant to Section 28. Unless Tenant gives notice to Landlord of an objection to the adjustment within fifteen (15) days of Landlord's notice, it shall be final and binding on the Tenant as an amendment of this Lease.

     2.4 Rent: The rents shall be and consist of a Base Rent (herein called "Base Rent") and Additional Rent (herein called "Additional Rent"). For purposes of this Lease Agreement, Base Rent and Additional Rent are referred to collectively as "Rent." Base Rent shall be the amount indicated in Section 1.15 of the Basic Lease Information. Base Rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease (except to the extent otherwise specifically provided elsewhere in this Lease and except that Tenant shall pay, upon the execution and delivery of this Lease by Tenant, the sum indicated in the Basic Lease Information, to be applied against the first installment of Base Rent becoming due under this Lease). Additional Rent shall consist of all other sums of money as shall become due from and payable by Tenant to Landlord under this Lease. All Rent shall be paid in lawful money of the United States of America to Landlord at its office or such other place, as Landlord shall designate by notice to Tenant. Tenant shall pay the Base Rent and Additional Rent promptly when due without notice or demand and without any abatement, deduction or offset for any reason whatsoever, except as expressly provided in this Lease. If the Commencement Date occurs on a day other than the first day of a calendar month, the Base Rent for that partial calendar month shall be prorated as provided in
Section 30.

     2.5 Late Charge: Tenant agrees that if Rent from Tenant to Landlord remains unpaid five (5) days after notice said amount is past due (to the extent notice is required pursuant to Section 21.1.1), the amount of such unpaid Rent or other payments shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to two percent (2%) of the amount of the delinquent Rent or other payment. The provisions of this Section in no way relieve Tenant of the obligation to pay Rent or other payments on or before the date on which they are due, nor do the terms of this Section in any way affect Landlord's remedies pursuant to Section 22 of this Lease in the event Rent is past due.

      2.6 Confidentiality: Except as required by law Tenant shall not disclose and shall instruct its employees and representatives not to disclose the Rent and other terms of this Lease, directly or indirectly, to any third person or entity without Landlord's written consent, except to the extent such information is previously disclosed by Landlord or is made public through lawful means.

SECTION 3.  USE:

      3.1 Subject to the use provisions of Section 10.1 (assignment), Tenant shall use the Premises only for the use specified in Paragraph 1.10 of the Basic Lease Information and for no other purpose. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not do or permit anything to be done in, on, or about the Project which will: (i) in any way obstruct or interfere with the rights of other tenants or occupants of the Building, injure or unreasonably annoy them; (ii) use or allow the Project to be used for any unlawful purpose; (iii) cause or maintain or permit any nuisance, nor commit or allow the commission of any waste, nor use or permit anything to be done which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation applicable to Tenant now in force or which may hereafter be enacted or promulgated; and (iv) not do or permit anything to be done on the Project or bring or keep anything therein which will in any way increase the rate of any insurance upon the Project or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements applicable to Tenant now in force or which may hereafter be in force ("Legal Requirements") and with the requirements of any board of fire underwriters or similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises or the Building. Tenant shall not be required to make structural changes unless related to or affected by: (i) alterations or improvements made by or for Tenant; or (ii) Tenant's acts. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation, or requirement, shall be conclusive of such violation as between Landlord and Tenant. Tenant shall use reasonable efforts to prevent any violation of applicable Legal Requirements by its partners, directors, officers, agents, employees, contractors and invitees.

      3.2 Hazardous Substances: Excepting lawful amounts of Hazardous Material contained in ordinary cleaning products and other products routinely and normally used by tenants of an office building, Tenant shall not cause or permit the release, discharge, or disposal nor the presence, use, transportation, generation, or storage of any Hazardous Material (as hereafter defined) in, on, under, about, to, or from the Premises, the Building, the Land or the Park Common Areas by either Tenant, Tenant's employees, agents, contractors, or invitees (collectively the "Tenant Parties"). Tenant further agrees and covenants to Landlord, its agents, employees, affiliates and shareholders (collectively the "Landlord") that:

            3.2.1 Tenant shall comply with all Environmental Laws in effect, or that may come into effect, applicable to the Tenant or Tenant's use and occupancy of the Premises;

            3.2.2 Tenant shall immediately notify Landlord, in writing, of any existing, pending or threatened (i) investigation, inquiry, claim or action by any governmental authority in connection with any Environmental Laws; (ii) third party claims; (iii) regulatory actions; and/or (iv) contamination of the Premises;

          3.2.3 Tenant shall, at Tenant's expense, investigate, monitor, remediate, and/or clean up any Hazardous Material or other environmental condition on, about, or under the Premises caused as a result of use or occupancy of the Premises by Tenant and the Tenant Parties;

          3.2.4 Tenant shall keep the Premises free of any lien imposed pursuant to any Environmental Laws as a result of activities thereon by Tenant or the Tenant Parties; and

          3.2.5 Tenant shall indemnify, defend, and save Landlord harmless from and against any and all claims (including personal injury, real, or personal property damage), actions, judgments, damages, penalties, fines, costs, liabilities, interest, or attorney fees that arise, directly or indirectly, from violation of any Environmental Laws or the presence of any Hazardous Materials (except as otherwise permitted in Section 3.2 above) on, under or about the Premises as a result of activities thereon by Tenant or the Tenant Parties.

     The Landlord's and Tenant's obligations, responsibilities, and liabilities under this Section shall survive the expiration or termination of the Lease.

     Landlord covenants and agrees as follows:

          (i) to comply with all Environmental Laws applicable to the Land and the Building resulting from Landlord's actual conduct thereon, other than those for which Tenant has responsibility pursuant to this Section 3.2;

          (ii) to promptly notify Tenant in writing of any known or known threatened (A) investigation, inquiry, claim or action by any governmental authority in connection with the application of any Environmental Laws to the Land or Building, (B) third party claims relating to Hazardous Materials on the Land or in the Building, and (C) contamination of the Land or Building with Hazardous Materials. For purposes of this subsection (ii), the term "known" shall mean that which is known to any employee of Landlord at or above the supervisory or management level;

          (iii) it has no current actual knowledge (without investigation) of any existing Hazardous Materials on the Land in violation of applicable Environmental Laws; and

          (iv) Tenant shall not be responsible for any claims (including personal injury, real, or personal property damage), actions, judgments, damages, penalties, fines, costs, penalties, interest or attorney fees that arise, directly or indirectly, from any violation of the Environmental Laws or the presence of any Hazardous Material on, under or about the Land or the Premises, which exists on or before the Commencement Date.

     For purposes of this Section the following definitions apply:

     "Hazardous Materials" shall mean: (1) any "hazardous waste" and/or "hazardous substance" defined pursuant to any Environmental Laws; (2) asbestos or any substance containing asbestos; (3) polychlorinated biphenyls; (4) lead;
(5) radon; (6) pesticides; (7) petroleum or any other substance containing hydrocarbons; (8) any substance which, when on the Premises, is prohibited by any Environmental Laws; (9) petroleum; and (10) any other substance, material, or waste which, (i) by any Environmental Laws requires special handling or notification of any governmental authority in its collection, storage, treatment, or disposal or (ii) is defined or classified as hazardous, dangerous or toxic pursuant to any legal requirements.

     "Environmental Laws" shall mean: any and all federal, state and local laws, statutes, codes, ordinances, regulations, rules or other requirements, relating to human health or safety or to the environment, including, but not limited to, those applicable to the storage, treatment, disposal, handling and release of any Hazardous Materials, all as amended or modified from time to time.

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SECTION 4.  TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES:

      4.1 Acceptance of Premises: Landlord shall deliver the Building, Premises and the Land on which they are located, on the Commencement Date at its sole cost and expense and in compliance with all applicable building codes and standards of the American with Disabilities Act (as provided in Section 4.4 below) to the extent necessary to procure a certificate of occupancy. Any future improvements to the Building which are required by any governmental authority shall be amortized as a capital improvement over the useful life of the improvement and treated as an Operating Expense under the terms of this Lease. In the event said improvements are required as a result of Tenant's alteration of the Premises, then Tenant shall be solely responsible for any and all costs. Subject to punch list items identified as provided for in Exhibit D, by taking possession of the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition and repair subject to Landlord's latent defect warranty set forth in Section 4.3.

      4.2 Building Maintenance: Landlord shall maintain the Project including public lobbies, stairs, elevators, corridors and rest rooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building in reasonably good order and condition except for damage occasioned by the act of the Tenant, which damage shall be repaired by Landlord at Tenant's expense. The Building shall be equipped with a technology advanced, variable air volume, HVAC system with Allerton Building Controls which delivers the superior standards of heating, ventilation, and air conditioning as provided in "Class A" mid-rise suburban office buildings in the Portland, Oregon metropolitan area. The system shall be computer-controlled to deliver comfortable temperatures throughout the structure and designed to provide multiple zones on all floors.

      4.3 Tenant's Obligations: Except for Landlord's maintenance responsibilities stated in Section 4.2 above, Tenant shall, at all times during the term hereof at Tenant's sole cost and expense, keep the Premises in good order, condition and repair, which obligation shall include, without limitation, the obligation to maintain, repair and replace as necessary: (i) floor coverings; (ii) wall coverings; (iii) paint; (iv) casework; (v) ceiling tiles;
(vi) window coverings; (vii) all of Tenant's Property (as defined in Section
14.2 herein); and (viii) replace all broken window glass and door glass in the Premises with glass of the same size and quality, unless the breakage occurs due to a structural defect in the Building. provided that Landlord shall provide standard five days per week janitorial service and regularly scheduled preventative maintenance to the Premises. Tenant shall have the option to separately contract for its own janitorial and routine preventative maintenance services in order to maintain the Premises to reasonable AmberGlen Business Park standards; provided, however, Tenant shall not have the option to maintain and repair base building systems (HVAC, electrical, plumbing, mechanical), Structural Elements (defined below), roof and telecom facilities (point of presence room, any meet-me room, building risers and building wiring).

      Except as set forth in Section 4.2 above and as set forth in this Section
4.3 below, Landlord shall have no obligation to repair or maintain the Premises. Further, except for Landlord's work described in Exhibit D, upon Tenant's acceptance of the Premises as provided in Section 4.1 above, Tenant shall be deemed to have accepted the Premises in their "AS IS" condition and, thereafter, Landlord shall have no obligation to alter, remove, improve, decorate, or paint the Premises or any part thereof; provided, however, that Landlord shall repair any latent defects (i) in the structural elements of the Building of which Tenant gives Landlord written notice during the Lease Term and any extension thereof and (ii) in the Tenant's Improvements of which Tenant gives Landlord written notice within one (1) year after Tenant's initial occupancy of the Premises. For purposes of this subsection 4.3, the term "Structural Element" shall mean all footings, foundations, floorslabs, columns, girders, load bearing interior or exterior walls, and sub-grade utilities serving the Premises. No representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as set forth herein.

      4.4 Americans with Disabilities Act: Landlord and Tenant acknowledge that the Americans with Disabilities Act of 1990 (42 U.S.C. ss.12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that notwithstanding anything contained in this Lease to the contrary as of the Commencement Date: (a) Landlord shall be responsible for ADA Title III compliance in the delivery of the Common Areas of the Building except as provided below; (b) Landlord shall be responsible for ADA Title III compliance in the delivery of the Premises, including any leasehold improvements or other work to be performed in the Premises by Landlord under or in connection with this Lease; and (c) Tenant shall be responsible for the cost of ADA Title III "path of travel" requirements triggered by alterations in the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

     4.5 Tenant Improvements: A description of the tenant improvements to be performed by Landlord ("Tenant Improvements") and the terms under which they are to be executed is attached hereto as Exhibit D. Landlord shall construct the Tenant Improvements in accordance with Exhibit D and in a good and workmanlike manner.

SECTION 5.  OPERATING EXPENSES AND TAXES:

     5.1 Operating Expenses: For the purpose of this Lease, the term "Operating Expenses" shall mean all expenses paid or incurred by Landlord (or on Landlord's behalf) as reasonably determined by Landlord to be necessary or appropriate for the efficient use, operation, maintenance, repair and replacement of the Project, including without limitation:

            5.1.1 All costs and expenses to Landlord in maintaining fire and extended coverage insurance including all risk endorsement on the property, public liability, fidelity, rent loss insurance, difference in conditions and any other insurance maintained by Landlord covering the use and operation of the Project, and the part of any claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Project (all such insurance shall be in such amounts as Landlord may reasonably determine).

            5.1.2 All costs and expenses of repairing, replacing, operating and maintaining the heating, ventilating and air conditioning systems for the Building (excepting such HVAC Systems as tenants of the Building are required to maintain under the terms of their leases), including maintenance contracts therefor and the cost of all utilities required in the operating of all such systems, except those required to be paid directly by a tenant of the Building.

            5.1.3 All costs and expenses to Landlord in providing standard services and utilities to tenants of the Building, including common area and Premises, janitorial services, window washing and utilities not separately metered; together with the costs of replacement of electric light bulbs and fluorescent tubes and ballasts, which Landlord shall have the exclusive right to provide and install at Tenant's sole cost and expense.

            5.1.4 Reasonable costs incurred by accountants, attorneys or other experts or consultants incurred in connection with operation, maintenance or management of the Project.

            5.1.5 All costs and expenses incurred by Landlord in operating, managing (including administrative costs), maintaining and repairing the Project, including without limitation (i) all sums expended in connection with the Building Common Areas and Park Common Areas and Premises for general maintenance and repairs, resurfacing, painting, restriping, cleaning, sweeping and janitorial services, window washing, maintenance and repair of elevators, stairways, sidewalks, curbs, Building signs, sprinkler systems, planting and landscaping;(ii) the cost of all charges for gas, steam, electricity, heat, air conditioning, ventilation, water, lighting and other utilities together with any taxes thereon; (iii) maintenance, repair and replacement of any fire protection systems, automatic sprinkler systems, lighting systems, storm drainage systems and any other utility systems; (iv) cost of all tools, equipment and supplies and personnel to implement such services and to generally monitor and maintain the Project; (v) rental and/or depreciation of machinery and equipment used in such maintenance and services;

(vi) security and fire protection services; trash removal services; (vii) all costs and expenses pertaining to snow and ice removal, alarm systems, utilities;
(viii) premiums and other costs for worker's compensation insurance; salaries, wages, withholding taxes, social security taxes, medical, surgical, union and general welfare benefits (including without limitation, group life insurance), and pension or other retirement payments of employees of Landlord or Landlord's property manager engaged in the repair, maintenance and operation; (ix) personal property taxes, fees for required licenses and permits, supplies and charges;
(x) alterations or improvements including, without limitation, repair or replacement of furnishings, fixtures, accessories, floor coverings and painting;
(xi) all other charges allocable to the operation, maintenance, repair of the Project.

            Costs and expenses incurred by Landlord in operating, managing and maintaining the Project which are incurred exclusively for the benefit of specific tenants of the Building will be billed accordingly and will not be included within the Operating Expenses. Landlord, however, may cause any or all of said services to be provided by an independent contractor(s).

            5.1.6 Cost of capital improvements, structural repairs or replacements made to the Project in order to conform to changes subsequent to the date of this Lease in any applicable laws, ordinances, rules, regulations, or orders of any governmental or quasi-governmental authority having jurisdiction over the Project or any such capital improvements, structural repairs or replacements designed primarily to reduce Operating Expenses. Expenditures for the foregoing may be amortized at market rate of return over the useful life of capital improvement or structural repair or replacement, as determined by Landlord.

     5.2 Exclusions From Operating Expenses: Operating expenses shall not include: (i) depreciation or amortization (except as provided above in Section 5.1); (ii) interest on and amortization of debts including application fees and other costs associated with financing or re-financing (except as provided above in Section 5.1); (iii) Tenant improvements made for any tenants of the Building including those for Landlord or its tenants; (iv) leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with leasing, renovating, or improving space for tenants or prospective tenants (v) costs associated with the collection of rent under any such lease or defense of Landlord's title to or interests in the Project; (vi) refinancing costs; (vii) the cost of any work or services performed for any occupants of any leased space in the Building (including Tenant), whether at the expense of Landlord or such occupants, to the extent that such work or services is in excess of the work or services which Landlord makes available to tenants generally or is required to furnish to Tenant under this Lease; (viii) damages recoverable by any occupant due to violation by Landlord of any of the terms and conditions of this Lease or any other lease relating to the Building; (ix) capital repairs and replacements (except as provided above in Section 5.1); (x) advertising and promotional expenses; (xi) repairs and other work occasioned by fire or other casualty to the extent Landlord is actually reimbursed or entitled to reimbursements by insurance proceeds; (xii) fines or penalties incurred due to violations by Landlord of governmental laws, regulations, orders and the like; (xiii) expenses for vacant rentable space within the Building, including the cost of utilities, security and renovation; (xiv) all overhead, costs and expenses associated with the operation of Landlord's business, as distinguished from costs and expenses associated with the operation of the Project such as, without limitation, corporate accounting and legal fees, fidelity and office liability insurance premiums, cost and expense of defending or prosecuting litigation not related to the Project, costs and expense of selling, syndicating, financing or mortgaging Landlord's interest in the Project, and cost and expense of collection of rent from other tenants; (xv) any expense associated with the Landlord's latent defect warranty set forth in Section 4.3; and (xvi) any items of expense as to which the Landlord is reimbursed by means other than Operating Expense payments by tenants of the Building such as through insurance proceeds or litigation against the party who wrongfully caused the expense.

     5.3 Taxes: The term "Taxes" shall include (i) all real property taxes and assessments and personal property taxes, charges, rates, duties and assessments charged, levied or imposed by any governmental authority with respect to the Project, and any improvements, fixtures and equipment located therein or thereon, and with respect to all other property of Landlord, real or personal, of the Project or any obligation to any governmental entity assessed upon Landlord as a result of its ownership or operation used in connection with the operation; (ii) any tax in lieu of a real property tax; (iii) any tax or excise levied or assessed by any governmental authority on the rentals payable under this Lease or rentals accruing from the use of the Project; provided that this shall not include federal or state, corporate or personal income taxes; and (iv) any tax or excise imposed or assessed against Landlord which is measured or based in whole or in part on the capital employed by Landlord to improve the Project, or to construct the Building, and (v) all reasonable costs and expenses incurred by Landlord in contesting or negotiating the same with governmental authority if Landlord, in its reasonable discretion, elects to contest or negotiate the same.

     If Landlord receives a refund of Taxes then Landlord shall credit such refund, net of any professional fees and costs incurred by Landlord to obtain the same, against the Taxes for the Operating Year to which the refund is applicable. The amount of the Taxes for the Base Year shall reflect any refund resulting from any appeal, protest, or other action by Landlord contesting the amount claimed by the governmental authorities and any statements by Landlord as to the amount of Base Year Taxes shall be tentative until any such contest is completed.

SECTION 6.  PAYMENT OF OPERATING EXPENSES:

     6.1 Operating Year: As used in this Section 6, the term "Operating Year" shall mean each calendar year of the Lease Term and in the event this Lease begins or ends on any date other than the first day of the calendar year, the calculations, costs and payments referred to herein shall be prorated as provided in Section 31.

     6.2 Tenant's Pro Rata Share: Throughout the entire Lease Term, Tenant shall pay, as Additional Rent, the Tenant's Percentage (defined below) of the Operating Expenses and Taxes for the Project. Tenant's Percentage of Operating Expenses for the Building and Building Common Areas is one hundred and no/100 percent (100%); and Tenant's percentage share of Operating Expenses for the Park Common Areas is one hundred and no/100 percent (100%) of such Operating Expenses charged to the Building. The percentage of Park Common Areas charged to the Building is three and 40/100 percent (3.4%). The Tenant's Percentage shall be adjusted as necessary, relative to increases or decreases in the size of AmberGlen Business Center based on the relative increase or decrease in square footage. For each year of the Lease Term, Tenant shall pay to Landlord in advance on or before the first day of each month, without demand or notice, one-twelve (1/12th) of Tenant's share of the estimated annual Operating Expenses. If the term of this Lease commences on a day other than the first day of a calendar month, Tenant shall pay to Landlord on the first day of the term, a sum determined by multiplying one three-hundred-sixty-fifth (1/365th) of the Tenant's share of the estimated Operating Expenses by the number of days remaining in the first calendar month of the term. "Tenant's Percentage" for the Building shall mean a percentage, the numerator of which is the number of rentable square feet of the Premises and the denominator of which is the total number of rentable square feet of the Building, whether or not such space is actually rented. "Tenant's Percentage" for the Park Common Area shall mean a percentage, the numerator of which is the number of acres of the Land and the denominator of which is the total number of acres of all lots within AmberGlen which are developed with buildings. The Tenant's Percentage (as specified in the Basic Lease Information, and adjusted as provided herein) may be changed from time to time to reflect any change in the total rentable square footage in the Building or in total acreage of AmberGlen lots developed with buildings. All calculations of rentable area shall be on the basis as originally used to determine the rentable area shown in the Basic Lease Information.

     6.3 Written Statement of Estimate: For each Operating Year during the Lease Term after 2002, Landlord shall furnish Tenant with a written statement setting forth Tenant's Pro Rata Share of the estimated increase in Operating Expenses and Taxes for the next Operating Year. Tenant shall pay to Landlord as Additional Rent commencing on January 1 of the Operating Year, and thereafter on the first day of each calendar month, an amount equal to one-twelfth of the amount of Tenant's Pro Rata Share of such increase as shown in Landlord's written statement. In the event Landlord delivers the written statement late, Tenant shall continue to pay to Landlord an amount equal to one-twelfth of Tenant's Pro Rata Share of the estimated increase in Operating Expenses for the immediately preceding Operating Year until Landlord furnishes the written statement, at which time Tenant shall pay the amount of any excess of the Tenant's Pro Rata Share for the expired portion of the current Operating Year over the

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

Tenant's actual payments during such time and any excess payments by Tenant shall be credited to the next due payment of Rent from Tenant. The late delivery of any written statement by Landlord shall not constitute a waiver of Tenant's obligation to pay its Pro Rata Share of the increase in Operating Expenses nor subject the Landlord to any liability, but Landlord shall use reasonable efforts to deliver such written statements of Operating Expenses by June 1 of the Operating Year following the year in which expenses were incurred.

     6.4 Reestimations: At any time from time to time during the Lease Term, Landlord may furnish Tenant with written notice of a reestimation of the annual Operating Expenses and Taxes to reflect more accurately Landlord's most recent estimate of the current Operating Expenses and Taxes. Commencing with the first day of the calendar quarter next succeeding delivery of such notice to Tenant, and continuing on the first day of each calendar month during the Term (until subsequently reestimated), Tenant shall pay to Landlord one-twelfth (1/12th) of the Tenant's share of the estimated Operating Expenses and Taxes, as reestimated.

     6.5 Annual Adjustments: Within 150 days following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant an itemized statement certified as correct by Landlord, setting forth the total Operating Expenses and Taxes for the preceding calendar year, the amount of Tenant's share of such Operating Expenses and the payments made by Tenant with respect to such calendar year. If Tenant's share of the actual Operating Expenses and Taxes for such year exceeds the payment so made by Tenant, based on the Landlord's estimate, Tenant shall pay Landlord the deficiency within thirty
(30) days after receipt of said statement. If said payments by Tenant, based on Landlord's estimate, exceed Tenant's share of the actual Operating Expenses and Taxes, Landlord will credit the amount of such overpayment against Tenant's next Operating Expense and Tax payment due; or, if the Lease has expired or terminated, Landlord will refund such amount to Tenant within thirty (30) days after the date of such estimate, subject to set off by Landlord against any sums then due Landlord by Tenant.

     6.6 Tenant Examination: In addition, Tenant may, upon at least five days advance written notice to Landlord and during business hours, may examine any invoices, receipts, canceled checks, vouchers or other instruments used to support the figures shown on the Operating Statement; provided, however, that Tenant shall only be entitled to such an examination once in each Operating Year, and the examination shall not be conducted by anyone who is engaged on a contingent fee basis to represent Tenant or who is a competitor of Landlord. Property managers and commercial building owners shall be deemed competitors of Landlord. The person conducting the examination on behalf of Tenant shall enter into a confidentiality agreement reasonably satisfactory to Landlord. In the event the examination discovers an overcharge in excess of five percent (5%) of the Operating Expense payments during the Operating Year covered by the examination, Landlord shall reimburse Tenant for the actual out-of-pocket costs reasonably incurred by Tenant due to the examination together with the amount of the overcharge. In the event the examination fails to discover an overcharge in excess of five percent (5%) of the Operating Expense payments during the Operating Year covered by the examination, Tenant shall reimburse Landlord for the actual costs incurred by Landlord due to the examination.

     6.7 Disputes: Each such statement given by Landlord pursuant to this Section shall be conclusive and binding upon Tenant unless within sixty (60) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect. If such disputes shall not have been settled by agreement, either party, within sixty (60) days after receipt of such statement, may pursue its available legal remedies. Tenant hereby agrees that a dispute over the statement or any good faith error by Landlord in interpreting or applying Section 5 or in calculating the amounts in the statement shall not be a breach of this Lease by Landlord. If any legal proceeding over the statement is resolved against Landlord, this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages, and pending the determination of such dispute, Tenant, within ten (10) days of receipt of such statement, shall pay Additional Rent in accordance with the statement, without prejudice to Tenant's positions. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment of Additional Rents resulting from compliance with the statement.

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

     6.8 Payment: If an Operating Year ends after the expiration or termination of this Lease, the Additional Rent in respect thereof payable under this Section shall be paid by Tenant within thirty (30) days of its receipt of the Operating Statement for such Operating Year Expiration of the Lease shall not affect Landlord's obligations under this Section 6 or Tenant's right to examine records and dispute Additional Rent as provided above..

     6.9 No Reduction in Amount of Monthly Base Rent: Nothing in the Lease shall be construed to mean the Monthly Base Rent amount specified in the Basic Lease Information shall be reduced due to any decrease in Operating Expenses, it being intended that the amount of the Monthly Base Rent remain fixed as specified in the Basic Lease Information throughout the Lease Term.

SECTION 7.  SECURITY DEPOSIT:

     7.1 Security Deposit: On or before the Commencement Date of this Lease by Tenant, Tenant shall pay to Landlord the sum indicated in the Basic Lease Information as security for the full and faithful performance and observance by Tenant of Tenant's covenants and obligations under this Lease and Tenant shall not be entitled to interest thereon (the "Security Deposit"). Failure to promptly pay such Security Deposit shall be considered a default under this Lease. If Tenant defaults in the full and prompt payment and performance of any of Tenant's covenants and obligations under this Lease, including without limitation the payment of Base Rent and Additional Rent and fails to cure such default as provided for under this Lease, Landlord may use, apply or retain the whole or any part of the Security Deposit so deposited to the extent required for the payment of any Base Rent and Additional Rent or any other sums as to which Tenant is in default or for any such sums which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord.

     7.2 Disposition of Security Deposit: If Landlord shall so use, apply or retain the whole or any part of the Security Deposit, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied or retained, as security. If Tenant shall fully and faithfully comply with all of Tenant's covenants and obligations under this Lease, the Security Deposit or any balance thereof shall be returned or paid over to Tenant within thirty (30) days after the date on which this Lease shall expire or sooner end or terminate. In the event of any sale of Landlord's interest in the Building or any master lease of the Building by Landlord to a third party, whether or not in connection with a sale or leasing of the Land, Landlord shall either transfer the Security Deposit to the vendee or master lessee or the vendee or master lessee shall assume Landlord's obligations under this Lease in respect of the Security Deposit. Upon transfer of the Security Deposit to the vendee or master lessee, Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof; and if the vendee or master lessee expressly assumes Landlord's obligations in respect of the Security Deposit, Tenant shall look solely to the new landlord for the return or payment of the same. Further, the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

SECTION 8.  SUBORDINATION, NOTICE TO SUPERIOR LESSORS AND MORTGAGEES:

     8.1 Subordination: Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called "Superior Lease" and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called "Superior Lessor," and any mortgage to which this Lease is, at the time referred to, subject and subordinate is herein called "Superior Mortgage" and the holder of a Superior Mortgage, or its successor in interest, at the time referred to, is herein called "Superior Mortgagee." This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground leases covering the Land and/or the Building now or hereafter existing, and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages subject, however, to Tenant's non-disturbance rights under Section 8.3 below. This Section shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute, acknowledge or deliver any instrument that Landlord, any Superior Lessor or any Superior Mortgagee may reasonably request to evidence such subordination but only if such instrument recites Tenant's non-disturbance rights set forth in Section 8.3 below (without modification of Tenant's rights that are set forth in this Section 8) within fifteen (15) days after written demand from Landlord; failing to deliver such instrument, Tenant does hereby make, constitute and irrevocable appoint Landlord as Tenant's attorney-in-fact in Tenant's name and stead to do so.

     8.2 Notice: If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right: (i) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant by written notice; and
(ii) until the Section 21.2 time to cure the condition has passed.

     8.3 Attornment: For the purposes of this Section, the term "Successor Landlord" shall mean the Superior Lessor or Superior Mortgagee if the same succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or any third party that succeeds to the rights of Landlord under this Lease by virtue of having purchased the Land, the Building and the Park Common Areas at a foreclosure sale. So long as Tenant in not in default of this Lease at the time of succession, the Successor Landlord shall accept Tenant's attornment, and shall not disturb Tenant's quiet possession of the Premises. Tenant shall attorn to and recognize such Successor Landlord as Tenant's Landlord under this Lease subject, however, to Tenant's non-disturbance rights as set forth in this Section. Upon written notice from Landlord or Successor Landlord, Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment but only if such instrument recites Tenant's non-disturbance rights as set forth in this Section.

     8.4 Modifications for Superior Mortgagee: If any Superior Mortgagee shall require any modification(s) of this Lease, Tenant upon ten (10) days prior written notice of Landlord's request, shall execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall require, provided that such modification(s) do not adversely affect in any material respect any of Tenant's rights under this Lease.

     8.5 Non-Disturbance Agreement: As of the date hereof the Premises is not encumbered by any Superior Lease or Superior Mortgage. If, however, at any time during the Term of any renewal thereof, the Premises shall become subject to a Superior Lease or Superior Mortgage, Landlord shall use reasonable efforts to deliver to Tenant a Non-Disturbance Agreement substantially in the form attached hereto as Exhibit G. Upon request of Landlord or Superior Mortgagee, Tenant agrees to execute a Non-Disturbance Agreement substantially in the form of Exhibit G if such agreement is executed by Landlord or Superior Mortgagee, as applicable.

SECTION 9.  QUIET ENJOYMENT:

     So long as Tenant pays all of the Base Rent and Additional Rent and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises and its nonexclusive rights in the common areas of the Project without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject nevertheless, to the provisions of this Lease and to any Superior Lease and/or Superior Mortgage.

SECTION 10. ASSIGNMENT AND SUBLETTING:

     10.1 Generally: Except as otherwise provided in Section 10.4 below, Tenant shall not sell, assign, sublet, encumber or otherwise transfer by operation of law or otherwise this Lease or any interest herein, or the Premises or any portion thereof, without the prior written consent of Landlord (which

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

Landlord shall not unreasonably condition, withhold or delay) nor shall Tenant permit any lien to be placed on the Tenant's interest by operation of law or otherwise. Regardless of Landlord's consent, no transfer hereunder by Tenant shall release or discharge Tenant from its obligations or liability under this Lease. This Lease shall bind any assignee, transferee or sublessee. Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this Lease which does not comply with the provisions of this Section 10 shall be void. Consent to one transfer, assignment or sublease shall not be deemed consent to a subsequent transfer, assignment or sublease. Any listing on Building directories or other signage using a name other than Tenant's in conjunction with the Premises will not be deemed and it will not substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment or other occupancy of the Premises. The use limitation set forth in Section 1.10 will not limit Tenant's right to assign or sublease for other office purposes which are reasonably compatible with other office uses then located within AmberGlen.

          10.1.1 Except as provided in Section 10.4, Tenant shall, by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than thirty (30) days after the date of Tenant's notice), to transfer its interest in the Premises or any portion thereof for any part of the term hereof; and such notice by Tenant shall state the name and address and business of the proposed transferee, include a true, complete and executed original counterpart of the proposed transfer instrument with said notice, financial statements of the proposed transferee, the intended use of the Premises, and such other information as the Landlord may reasonably request.

          10.1.2 Except as provided in Section 10.4, upon any request by Tenant to transfer all or any part of the Premises, Landlord shall have the right to either: (i) permit the transfer on the conditions referred to in Section 10.2 and any other reasonable conditions Landlord may impose; or (ii) reasonably deny Tenant's request, in which event this Lease shall continue in full force and effect and unmodified Provided, however, if Planar's financial condition is such that it is reasonably capable of continuing to pay Rent, Landlord will not withhold consent based on the proposed transferee's financial condition alone, so long as such transferee is reasonably solvent.

     10.2 Conditions of Landlord's Consent: Except as provided in Section 10.4, as a condition to Landlord's prior written consent as provided for in this Section, (i) Tenant shall pay Landlord's reasonable legal fees and costs incurred due to the transfer not to exceed an amount actually paid to outside counsel (i.e., no fees will be charged for in-house counsel); (ii) the transferee(s) shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to it; and (iii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of each transfer instrument and an agreement of said compliance by each transferee. Landlord may require as a condition of granting consent to a transfer that Tenant shall pay to Landlord one-half (50%) of all rent in excess of Rent hereunder after deducting expenses, the reasonable costs of the transfer and re-Leasing incurred by the Tenant and subtracting the remaining rent obligation of the Tenant at such time under this Lease. For purposes of determining excess Rent under this Section 10.2, substance shall control over form such that Landlord may ignore any attempt by Tenant to inflate the purchase price of any other assets transferred in an attempt to conceal the profit on the transfer of the Tenant's interest in this Lease. Sums payable hereunder shall be paid to Landlord as and when paid by the transferee to Tenant.

     10.3 Subletting by Landlord: Except as provided in Section 10.4, if Tenant shall at any time request Landlord to sublet the Premises for Tenant's account, Landlord or its agent is authorized to receive the keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant's Property in connection with such subletting.

     10.4 Permitted Transfers: The transfer restrictions set forth in Section 10 shall not apply to transactions with a corporation or other lawful entity into or with which Tenant is merged or consolidated or to which some or substantially all of Tenant's stock or assets are transferred or which controls, is controlled by, or is under common control with, Tenant, if Tenant's successor has a net worth not less than the net worth of Tenant as of the date of transfer and successor assumes all responsibilities under

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

this Lease; Tenant shall cause reasonably satisfactory proof of such net worth to be delivered at least fifteen (15) days prior to the effective date of the transaction. In addition, neither the use by, nor the subletting or assignment to, any subsidiary or affiliate of Tenant of all or a portion of the Premises shall be deemed an assignment or sublease under the Lease and the other provisions of Section 10 do not apply except that Tenant shall deliver to Landlord the documents provided for in 10.2 (ii) and (iii).

SECTION 11. INSURANCE:

     11.1 Public Liability Insurance: Tenant at its expense, shall maintain at all times during the term of this Lease, comprehensive public liability insurance, contractual liability insurance and property damage liability insurance in respect of the Premises and the conduct or operation of business therein, with Landlord, its asset manager and property manager, if any, and any Superior Lessor or Superior Mortgagee whose name and address shall previously have been furnished to Tenant by written notice, as additional insureds, with Two Million and No/100 Dollars ($2,000,000.00) minimum combined single limit coverage, or its equivalent. The limits of such insurance shall not limit the liability of Tenant. All such insurance shall insure the performance by Tenant of the indemnity agreement as to liability for injury to, illness of, or death of persons and damage to property set forth in Section 18. For insurance required to be maintained by Tenant under Sections 11.1 and 11.2, Tenant shall deliver to Landlord and any additional insured ACORD Form 25-S certificates of insurance, or any other form reasonably requested by Landlord, issued by the insurance company or its authorized agent, at least ten (10) days before the Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured such renewal certificate at least thirty
(30) days before the expiration of any existing policy.

     11.2 Property Insurance: Landlord shall maintain insurance on all risks basis including coverage for earth movement and flood on the Building in the amount of the full replacement value of the Building, subject to such reasonable deductibles as Landlord may reasonably establish. Landlord shall have the right to place on the Building any other insurance as Landlord shall deem necessary. Tenant shall obtain and bear the expense of casualty insurance insuring the property of Tenant and Tenant Improvements on the Premises against such risks and naming Landlord and any Superior Lessor or Superior Mortgagee of the Building of whose identity Tenant is notified, as additional insureds. As Additional Rent for the Premises, Tenant shall reimburse Landlord for Tenant's proportionate share of the cost of all insurance maintained by Landlord with respect to the Building as set forth in Section 5.1.1.

     11.3 Acceptable Insurance Companies: All insurance policies required to be carried by Tenant hereunder shall be issued by responsible insurance companies authorized to issue insurance in the State of Oregon rated A-X or higher by Best's Insurance Rating Service.

     11.4 Increase in Coverage: Landlord may from time to time, but not more frequently than once every three (3) years, require that the amount of comprehensive public liability insurance to be maintained by Tenant under this Section be increased so that the amount thereof adequately protects the Landlord's interest based on amounts of coverage required of comparable tenants in comparable buildings.

     11.5   Waiver of Subrogation: The insurance coverage required by this
Section 11 shall contain a clause pursuant to which the insurance carriers waive all rights of subrogation against Landlord or Tenant, as the case may be, with respect to losses payable under such policies. Tenant and Landlord each waives any and all right of recovery against the other, or against the officers, partners, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control, if and only to the extent that such loss or damage is insured against under any casualty insurance policy in force at the time of such loss or damage, or which is to be insured against under the terms of this Lease. Any applicable deductible amount or self-insured amount shall be treated as through it were recoverable under such policies.

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

SECTION 12. RULES AND REGULATIONS:

     Tenant shall faithfully observe and comply with the rules and regulations printed on or annexed to this Lease as Exhibit F and all reasonable modifications thereof and additions thereto from time to time established by Landlord by written notice to Tenant. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any said rules and regulations but Landlord shall use reasonable efforts to enforce the rules and regulations applicable to any other Building occupant upon Tenant's request.

SECTION 13. ALTERATIONS:

     13.1 Requirements: Except as otherwise provided below, Tenant shall not make or suffer to be made any alterations, additions, or improvements ("Alterations") in, on, or to the Premises or any part thereof without the prior written consent of Landlord.

     Tenant shall have the right to make Alterations to the Premises provided
(i) such Alterations cost less than $20,000; (ii) such Alterations are nonstructural, do not impair the strength of the Building or any part thereof and are not visible from the exterior of the Premises; and (iii) Tenant provides Landlord with complete plans, specifications and notification to Landlord ten
(10) business days prior to commencement of such Alterations. Failure of Landlord to respond in writing within ten (10) business days after Tenant submits complete plans and specifications for Alterations to the Premises shall be deemed approval of same. Tenant may, at Landlord's election, if stated in writing at the time of approval be required to restore the Premises to its pre-Alteration condition, normal wear and tear accepted.

     Landlord will not unreasonably withhold its consent to any Alterations provided (i) the Alterations are nonstructural, do not impair the strength of the Building or any part thereof, and are not visible from the exterior of the Premises; (ii) the Alterations do not affect the proper functioning of the heating, ventilating and air conditioning ("HVAC"), mechanical, electrical, sanitary or other utilities, systems and services of the Building, or increase the usage thereof by Tenant; (iii) Landlord shall have approved the final plans and specifications for the Alterations and all contractors who will perform the alterations; (iv) Tenant pays to Landlord a fee for Landlord's indirect costs, field supervision or coordination in connection with the Alterations equal to actual costs, but not to exceed ten percent (10%) of the actual cost of the Alterations; (v) materials used are consistent with the existing materials in the Premises and comply with Building Standards; and (vi) before proceeding with any Alteration which will cost more than $20,000, Tenant obtains and delivers to Landlord such security as shall be reasonably satisfactory to Landlord. Unless all of the foregoing conditions are satisfied, Landlord shall have the right to withhold its consent to the Alterations in Landlord's sole and absolute discretion.

     13.2 Removal and Restoration: After the expiration or sooner termination of the Lease Term and upon demand by Landlord, Tenant shall remove any or all Alterations and Tenant Improvements made by or for the account of Tenant, designated in writing by Landlord at the time of approval to be removed, and Tenant shall repair and restore the Premises to their original condition, subject to ordinary wear and tear. Such removal, repair and restoration work shall be done promptly and with all due diligence at Tenant's sole cost and expense. The provisions of this Section 13 shall not apply to the initial Tenant Improvements described in to this Lease, unless such improvements have been designated by Landlord to be removed.

     13.3 Compliance: All Alterations (including any modifications of the Building or Building Common Areas occasioned by the Alterations) shall comply with applicable laws in effect at the time they are made, the other terms of this Lease, and plans and specifications approved by Landlord. Landlord shall have no duty to Tenant with respect to the safety, adequacy, construction, efficiency or compliance with laws, with regard to the design of the Alterations, the plans or specifications therefore, or any other matter related to the Alterations, nor shall the approval by Landlord of any such alterations be deemed to be a representation as to the safety, adequacy, construction, efficiency or compliance of said alterations.

     13.4 No Liens: Except to the extent of any initial Tenant Improvements described in Exhibit D which are to be performed by or on behalf of Landlord, Tenant, at its expense, and with diligence and

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

dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services, equipment, or materials done for or supplied to Tenant, or any other person claiming through or under Tenant, which shall be issued by any public authority having or asserting jurisdiction. Tenant shall notify Landlord of, and shall defend, indemnify and save harmless Landlord and any Superior Lessor or Superior Mortgagee from and against any and all construction and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures, equipment, or articles so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction, removal or discharge of record of all such liens and encumbrances within thirty (30) days after the filing thereof. Nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any notice of violation, or lien provided Tenant posts for the protection of Landlord security acceptable to Landlord.

SECTION 14. LANDLORD'S AND TENANT'S PROPERTY:

     14.1 Landlord's Property: All fixtures, carpeting, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Lease Term, whether or not by or at the expense of Tenant, shall upon the expiration or earlier termination be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as provided in Section 13.2 and 14.2 of this Lease or Section
7.6 of Exhibit D; provided, that at Landlord's written request, Tenant shall, at its sole expense and upon the expiration or earlier termination of the Lease, remove those items specified by Landlord at the commencement or during the term, including any or all fixtures, equipment, improvements, appurtenances and other personal property, which are deemed herein the property of Landlord, but not including the initial Tenant Improvements provided by Landlord pursuant to Exhibit D of this Lease. Tenant's covenant to remove property specified by Landlord shall survive the expiration or earlier termination of this Lease.

     14.2 Tenant's Property: All unattached business and trade fixtures, machinery and equipment, computer and communications equipment and office equipment which are installed in the Premises by or for the account of Tenant without expense to Landlord and which can be removed without structural damage to the Building and all furniture, furnishings (excluding window coverings) and other articles of movable personal property owned by Tenant and located in the Premises (herein collectively called "Tenant's Property") shall be and remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease; provided, that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall be deemed not to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered Tenant's Property, and shall be deemed the property of Landlord.

     14.3 Abandonment: Any items of Tenant's Property may be deemed, at the option of Landlord, to have been abandoned if left in the Premises after the abandonment deadline, and in such case such items may be retained by Landlord, without accountability, in such a commercially reasonable manner as Landlord shall determine at Tenant's expense. The abandonment deadline means the earlier of the expiration date of this Lease, or five (5) days following an earlier termination date, or three (3) business days following entry of an order of possession for restoration of the Premises to Landlord.

SECTION 15. SERVICES AND UTILITIES:

     15.1 Utilities: Provided the Tenant shall not be in default hereunder, and subject to any contrary provisions of this Lease and to the rules and regulations of the Building, Landlord agrees to furnish to the Premises (i) heat and air conditioning from 7:00 A.M. to 6:00 P.M. on weekdays, exclusive of legal holidays, (ii) continuous water and electricity service reasonably suitable for the intended use of the Premises, (iii) janitorial services after 6:00 P.M. on weekdays exclusive of legal holidays, and (iv) continuous elevator service which shall mean service by unattended automatic elevators. Landlord

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

will provide additional or after-hours heating or air-conditioning at Landlord's actual cost. Tenant agrees to use reasonable efforts to keep and cause to be kept closed all window coverings when necessary because of sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating, and air-conditioning system. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air-conditioning system, Landlord reserves the right to install supplementary air-conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Any sums payable under this
Section 15 shall be considered Additional Rent and may be added to any installment of Base Rent thereafter becoming due, and Landlord shall have the same remedies for a default in payment of such sum as for a default in the payment of Base Rent.

     15.2 Excess Usage: If Tenant uses excessive amounts of utilities or services of any kind as reasonably determined by Landlord because of operation outside of normal use or normal Building hours, high demands from office machinery and equipment, nonstandard lighting, or any other cause, Landlord may impose a reasonable charge for supplying such extra utilities services, which charge shall be payable monthly by Tenant in conjunction with Rent payments. Landlord may install a special meter at Tenant's expense to measure the amount of water, electric current or other resource consumed for any such other use. In case of dispute over any extra charge under this paragraph, Landlord shall designate a qualified independent engineer whose decision shall be conclusive on both parties. The party not prevailing in such dispute shall pay the cost of such engineer's determination.

     15.3 Disclaimer: Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, or by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of the foregoing utilities and services, unless such interruption is caused by Landlord's failure to reasonably maintain and operate such equipment (including HVAC), (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other condition beyond the reasonable control of Landlord, or (iii) interruptions associated with the making of regular maintenance repairs or improvements to the Premises or the Building, or (iv) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resource consumption.

     15.4 Use of Common Areas and Facilities: The Project, including, without limitation, parking areas, lighting facilities, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, rest rooms, and other areas and improvements shall at all times be subject to the exclusive control and management of Landlord. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to establish, modify and enforce reasonable rules and regulations necessary for the proper operation and maintenance of the Project. Landlord shall have the right to close from time to time all or any portion of the Project to such extent as, in the opinion of Landlord's legal counsel, may be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person (other than Tenant) or the public therein so long as such closure does not unreasonably interfere with Tenant's access to the Building. If the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of Rent, nor shall such diminution of such areas be deemed constructive or actual eviction.

     15.5 Parking Facilities: Tenant shall have the right without cost throughout the Lease Term to exclusive use of all parking spaces associated with the Building as specified in Section 1.9, subject to terms and conditions which may be changed from time to time.

     15.6 Signage: Except as otherwise provided in Addendum A, Tenant shall not install or keep any of its own signs on or about the Premises which are visible from any public areas without the prior written consent of Landlord, which Landlord shall not unreasonably withhold if such signage is in compliance with Landlord's signage program. Any such sign request shall be made in accordance with

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

the application process in place at the time of the request, and all such signs shall be in compliance with Landlord's signage program. If there is any sign on or about the Premises or Building without the consent of Landlord, Landlord may remove any such signs and Tenant shall pay Landlord the cost of removal together with interest as set forth in Section 22.5 from date of expenditure until payment is made in full. Tenant shall pay promptly after Landlord invoices Tenant for such costs. If Landlord consents to such signs, Tenant shall repair any damage which alteration, renovation or removal of its signs may cause during or at the expiration or termination of the Lease Term. Tenant, at its expense, shall remove its signs from the Premises at the termination or expiration of this Lease, repair any damage and restore the Premises.

            15.6.1 Directories: After the Commencement Date of this Lease, Landlord will provide Tenant with Building standard signage indicating Tenant's location in the Building. The location of the Premises shall be designated by Building standard signage on a Building lobby directory and at the entry of the Premises. All such identification signs and directories shall be designed and installed at the sole discretion of Landlord. The expenses associated with the initial inclusion and maintenance of Tenant's name and location on such signs shall be treated as Operating Expenses, but the expenses associated with any changes to such directory signs requested by Tenant shall be Tenant's responsibility and shall be treated as Additional Rent pursuant to Section 2.4 of this Lease.

     15.7 Mailbox: Landlord shall furnish Tenant, without additional charge, a locked mailbox in the Building.

SECTION 16. ACCESS:

     Landlord reserves, and shall at all times have, the right to re-enter the Premises at any time to supply janitor service (if provided for under this Lease), and to perform any other service to be provided by Landlord to Tenant. Landlord reserves, and shall at all times have, the right to re-enter the Premises during normal business hours upon 24 hours' prior notice to Tenant (except in an emergency) to inspect the same, to show the Premises to prospective purchasers, mortgagees or tenants, to post notices of non-responsibility, and to alter, improve or repair the Premises and any portion of the Building of which the Premises are a part, without abatement of Rent. In the event that the purpose of access is to show the Premises for prospective purchasers, mortgagees or tenants, Landlord and its invitees shall adhere to Tenant's security procedures (sign in and accompaniment by a Tenant employee or agent). For such purpose, Landlord may erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned by Landlord's conduct pursuant to and in compliance with this Section. For each of the purposes stated in this Section, Landlord shall at all times have and retain a key to all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance). Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open all doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to any portion of the Premises obtained by Landlord by any such means, or otherwise shall not under any circumstances be construed or deemed to be forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from all or part of the Premises. So long as Landlord does not unreasonably impede access to and from the Premises for Tenant and its employees and invitees, Landlord shall also have the right at any time, to modify the Park Common Areas, and, if Tenant is not the sole occupant of the Building, to change the arrangement and/or location of entrances, lobbies, parking facilities, passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known.

SECTION 17. NOTICE OF OCCURRENCES:

     Tenant shall give prompt notice to Landlord of: (i) any known occurrence in or about the Premises for which Landlord might be held liable; (ii) any known fire or other casualty in the Premises; (iii) any

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

known damage to or defect in the Premises including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible; and (iv) known damage to or defect in any part or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Premises or any part thereof.

SECTION 18. NONLIABILITY AND INDEMNIFICATION:

     18.1 Waiver: Neither Landlord nor any director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss except to the extent caused by or resulting from the gross negligence or intentional torts of Landlord, it being the intent of the parties that it be Tenant's obligation to carry and look to its own all risk insurance policy for coverage of any such item resulting from an accident even if caused by the ordinary negligence of Landlord. The exception for Landlord's negligence shall not, however, act to invalidate treatment of Landlord as an additional insured under Tenant's property insurance required under Section 11.2 of this Lease. Further, neither Landlord nor any director, officer, agent, servant or employee of Landlord shall be liable: (i) for any such damage caused by other tenants or persons in, upon or about the Project or caused by operations in construction of any private, public or quasi-public work; or (ii) in any event for positive damages, consequential damages, including lost profits, of Tenant or any person claiming through or under Tenant.

     18.2 Indemnification: Except for Landlord's negligence, Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and/or Superior Mortgagees and its and their respective partners, directors, officers, agents and employees from and against any and all (i) third party claims for bodily injury and/or property damage arising from or in connection with any accident, injury or damage whatever occurring in, at or upon the Premises and (ii) claims arising from Tenant's acts or omissions, or breach of this Lease; together with all costs, expenses and liabilities incurred or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses at trial and upon appeal, but only to the extent that the occurrence is not covered by insurance that Tenant is required to carry under the terms of this Lease. If Tenant fails to carry such required insurance, Tenant's obligations hereunder shall not be so limited. Nothing contained herein shall be construed to make Tenant liable for the actions of the Landlord or Landlord's manager, employees or contractors. The exception for Landlord's negligence shall not, however, act to invalidate treatment of Landlord as an additional insured under Tenant's property insurance required under Section 11.2 of this Lease.

SECTION 19. 18.3 Duty to Defend: In case any action or proceeding is brought against Landlord and/or any Superior Lessor and/or Superior Mortgagee and/or its or their partners, directors, officers, agents and/or employees and such claim is a claim from which Tenant is obligated to indemnify Landlord pursuant to Section 18.2 Tenant, upon notice from Landlord or such Superior Lessor or Superior Mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord). The obligation of Tenant under this Section 18 shall survive termination of this Lease. DAMAGE OR DESTRUCTION:

     19.1 Casualty: If the Premises or the Building are damaged by fire or other casualty, Landlord shall forthwith repair the same unless this Lease is terminated as permitted herein. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant if (i) the Building is damaged in excess of twenty-five percent (25%) of the Building's precasualty value as reasonably determined by Landlord or (ii) more than ten percent (10%) of the parking spaces located on the Land as of the Commencement Date cannot be used as a result of such casualty (and Landlord cannot reasonably relocate the same). Damage to the Building in excess of such amount is referred to as "Major Damage" and damage to the Building equal to or less than such amount is referred to as "Minor Damage". If damage occurs, Landlord may elect to terminate the Lease. If Major Damage related to parking reduction occurs, and Landlord cannot reasonably relocate the same to Tenant's reasonable satisfaction, Tenant shall have the right to terminate the Lease. Any and all termination rights provided to Tenant in this Section 19.1 shall be exercised in writing by Tenant within fourteen
(14) days after the date Landlord gives Tenant notice of the damage or loss of use provided for herein and Landlord's inability to reasonably replace the parking spaces, and such rights shall automatically expire at 11:59 p.m. of such fourteenth day. This termination right relating to parking shall be personal to the Tenant. If Minor Damage occurs then Landlord shall repair such damage and rebuild that portion of the Building or the Premises damaged. In the event of Major Damage, if Landlord gives its written notice to Tenant electing to rebuild, within sixty (60) days of the date of damage, or in the event of Minor Damage, this Lease shall remain in full force and effect provided the repairs are completed within one hundred eighty (180) days of the date of damage except the Rent shall be reasonably abated during the period of repair based on that portion of the rentable square feet of the Premises not reasonably useable by Tenant. If in the event of Major Damage, Landlord elects by written notice to Tenant not to rebuild, then this Lease shall automatically terminate as of the effective date of such notice, the Rent shall be reduced by a proportionate amount based upon the extent to which Tenant's use of the Premises is impaired, and the Tenant shall pay such reduced Rent up to the date of termination. Landlord agrees to refund to Tenant any Rent previously paid for any period of time subsequent to such date of termination. Landlord shall not be required to repair any damage by fire or other cause to the property of Tenant.

         19.2 Condemnation: If more than fifty percent (50%) of the acreage of the Land and/or value of the Building shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, Landlord or Tenant shall have the right to terminate this Lease. If more than ten percent (10%) of the parking spaces located on the Land as of the Commencement Date shall be taken as appropriated under the power of eminent domain, and if Landlord cannot reasonably relocate the same to Tenant's reasonable satisfaction, Tenant shall have the right to terminate this Lease. This termination right relating to parking shall be personal to the Tenant. Any and all termination rights provided to Tenant under this Section 19.2 shall be exercised in writing by Tenant within fourteen (14) days after the date Landlord gives Tenant notice of the taking and Landlord's inability to replace the parking spaces and such rights shall automatically expire at 11:59 p.m. of such fourteenth day. If this Lease is terminated, Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any and all income, rent, award or any interest thereon which may be paid or owned in connection with the exercise of such power of eminent domain or conveyance in lieu thereof, and Tenant shall have no claim against the agency exercising such power or receiving such conveyance, for any part of such sum paid by virtue of such proceedings, whether or not attributable to the value of the unexpired term of this Lease, except for the unamortized value of Tenant Improvements paid for by Tenant and relocation benefits, if any. If a part of the Land and/or Building shall be so taken or appropriated or conveyed and Landlord hereto shall elect not to terminate this Lease, Landlord shall nonetheless receive (and Tenant shall assign to Landlord upon demand from Landlord) any and all income, rent, award or any interest thereon paid or owed in connection with such taking, appropriation or conveyance; provided, however, Tenant shall have the right to pursue a separate claim against the condemning authority for any damages to Tenant's fixtures, moveable personal property, relocation damage and the unamortized portion of Tenant-paid Tenant Improvements. If the Premises have been damaged as a consequence of such partial taking or appropriation or conveyance, Landlord shall restore the Premises and this Lease shall remain in full force and effect except that the Rent shall be equitably adjusted according to the remaining rentable area of the Premises. Notwithstanding the foregoing, Landlord's obligation to restore the Premises if this Lease is not terminated, shall be limited to the extent of available condemnation proceeds. Such proportionate reduction shall be based upon the extent to which the restoration being made by Landlord shall interfere with the business carried on by Tenant in the demised Premises. Landlord will not be required to repair or restore any injury or damage to the property of Tenant.

SECTION 20.   SURRENDER AND HOLDING OVER:

         20.1 General: On the last day of the term of this Lease, or upon re-entry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear, and in accordance with the restoration provisions of Sections 3 and 4 and Exhibit D of this Lease.

         20.2 Surrender: No agreement relating to the surrender of the Premises by Tenant shall be valid unless in writing and signed by Landlord.

         20.3 Holding Over: Except as otherwise provided in Addendum A, if Tenant shall retain possession of the Premises or any part thereof without Landlord's consent (express or implied) following

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

the expiration or sooner termination of this Lease for any reason, then Tenant shall pay to Landlord for each day of such retention one hundred fifty percent (150%) of the daily prorated amount of the Rent for the last period prior to the date of such expiration or termination, subject to adjustment as provided in
Section 5. Tenant shall also indemnify and hold harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Except as otherwise provided in Addendum A, holding over with Landlord's consent shall constitute renewal of this Lease from month to month. Except as otherwise provided in Addendum A, acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this Section shall waive Landlord's right of re-entry or any other right. Except as otherwise provided in Addendum A, tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any Rent from Tenant while Tenant is holding over.

SECTION 21. EVENTS OF DEFAULT:

     21.1 Events of Default: The occurrence of any one or more of the following events of default ("Events of Default") shall constitute a breach of this Lease by Tenant:

            21.1.1 If Tenant shall default in the payment of any Rental Deposit, Security Deposit, Base Rent or Additional Rent, and such default shall continue for five (5) days after written notice that payment is due; provided, however, that during any consecutive twelve (12) month period, Tenant shall be entitled to only one notice of payment default under this Section 21.1.1 and any subsequent payment default in such twelve (12) month period shall constitute an event of default if payment is not made within five (5) days after it is due;

            21.1.2 If Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within such time period and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor to prosecution for a crime or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within such time period advise Landlord of Tenant's intention to take all steps necessary to remedy such default; (ii) duly commence within such time period, and thereafter diligently prosecute to completion all steps necessary to remedy the default; and (iii) complete such remedy within a reasonable time after the date of said notice of Landlord;

            21.1.3 If any event shall occur whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, be transferred to any person, firm or corporation, except as expressly permitted by Section 10;

            21.1.4 If Tenant or any guarantor of Tenant's obligations shall make a general assignment for the benefit of creditors, or shall be unable to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties;

            21.1.5 If within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or if, within sixty (60) days after the appointment without the consent or acquiescence of Tenant of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or

            21.1.6 If this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days.

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

    21.2 Landlord's Breach of Lease: Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty
(30) calendar days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) calendar days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) calendar day period and thereafter diligently prosecutes the same to completion.

SECTION 22.  REMEDIES UPON DEFAULT:

    22.1 Remedies: Upon the occurrence of an Event of Default constituting a breach of this Lease under Section 21, Landlord may exercise any one or more of the remedies set forth in this Section 22 or in Section 26, or any other remedy available under applicable law or contained in this Lease.

             22.1.1 Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Premises, or any part thereof, either by summary eviction proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises.

             22.1.2 Landlord at its option may relet the whole or any part of the Premises from time to time, either in the name of the Landlord or otherwise, to such tenants, for such terms ending before, on or after the expiration date of the Lease Term, at such rentals and upon such other conditions (including concessions, tenant improvements, and free rent periods) as Landlord may determine to be appropriate. Landlord at its option may make such physical changes to the Premises as Landlord considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting Tenant's liability. If there is other unleased space in the Building, Landlord may lease such other space without prejudice to its remedies against Tenant.

             22.1.3 Whether or not Landlord retakes possession or relets the Premises, Landlord shall have the right to recover unpaid rent and all damages caused by the default as well as all costs and expenses incurred in the connection with the enforcement of this Lease, including reasonable attorney fees and court costs. Damages shall include, without limitation: (i) all rentals lost; (ii) all legal expenses and other related costs incurred by Landlord following Tenant's default; (iii) all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting; (iv) all unamortized tenant improvement allowance and lease commissions; and (v) all costs incurred by Landlord in reletting the Premises, including, without limitation, any brokerage commissions and the value of Landlord's time.

             22.1.4 To the extent permitted under applicable law, Landlord may sue periodically for damages as they accrue without barring a later action for further damages. Landlord may in one action recover accrued damages plus damages attributable to the remaining Lease Term equal to the difference between the rent reserved in this Lease (including an estimated amount of Additional Rent as determined by Landlord) for the balance of the Lease Term after the time of award, and the fair rental value of the Premises for the same discounted to the time of award at the rate of nine percent (9%) per annum. If Landlord has relet the Premises for the period which otherwise would have constituted the unexpired portion of the Lease Term or any part, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

             22.1.5 To seize and dispose of Tenant's Property (as that term is defined in Section 14.2) in any manner permitted by law.

    22.2 Cumulative Remedies: The remedies provided for in this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time.

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

         22.3 Termination: Upon the occurrence of an Event of a Default, this Lease may be terminated at the option of Landlord by Landlord giving written notice to Tenant. If this Lease is not terminated by election of Landlord or otherwise, Landlord shall be entitled to recover damages from Tenant for the default. If this Lease is terminated, Tenant's liability to Landlord for damages shall survive such termination, and Landlord may re-enter, take possession of the Premises, and remove any persons or property by legal action or by self-help with the use of reasonable force and without liability for damages to Tenant, its property, any other persons, and/or their property. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's contractual liability under the Lease unless written release of liability is given by Landlord to Tenant.

         22.4 Reduction or Cancellation of Services: In addition to any rights and remedies which Landlord may have under this Lease, if there shall be an Event of Default hereunder by Tenant, Landlord shall not be obligated to furnish Tenant or the Premises any heat, ventilation or air-conditioning services outside of business hours on business days, or any extra or additional cleaning services; and the discontinuance of any one or more such services shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant's covenants and obligations under this Lease.

         22.5 Interest on Damages: In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under this Section 22, if any Base Rent, Additional Rent or damages payable hereunder by Tenant to Landlord are not paid within ten (10) days after demand therefor, the same shall bear interest at the annual rate of fifteen percent (15%) or the maximum rate permitted by law, whichever is less, calculated monthly from the due date thereof until paid, and the amount of such interest shall be included as Additional Rent.

         22.6 Offset: In the event a court of competent jurisdiction concludes that Landlord has breached its obligation to Tenant under this Lease and enters a money judgment to that effect which requires Landlord to pay a net sum to Tenant ("Tenant Judgment"), and if after final entry of such judgment (following exhaustion of any appeals therefrom) Tenant's execution on such judgment is returned unsatisfied in the manner limited by operation of Section 31.4 of this Lease, then to the extent that the Tenant Judgment remains unsatisfied Tenant shall be permitted to offset such remaining amount against Rent as it becomes due under this Lease.

SECTION 23.    RELOCATION: This section intentionally deleted.

SECTION 24.    NO WAIVERS OF PERFORMANCE:

         The failure of Landlord or Tenant to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations or any other obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Rent with knowledge of a breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

SECTION 25.    CURING TENANT'S DEFAULTS:

         All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for the periods referred to in Section 21 hereof, Landlord may make any such payment or perform any such act on Tenant's part to be made or performed as in this Lease provided but shall not be obligated so to do. Any such payment or performance shall not be a waiver or release of Tenant's obligations. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the rate specified in Section 22.5 from the date of such payment by Landlord shall be payable as Additional Rent to Landlord on demand, and Tenant covenants to pay any such sums, and Landlord shall have, in addition to any

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

other right or remedy of Landlord, the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

SECTION 26. BROKER:

         Tenant and Landlord covenant, warrant and represent that no brokers except as provided in the Basic Lease Information (collectively, the "Broker") was instrumental in bringing about or consummating this Lease and that neither party has had conversations or negotiations with any broker except the Broker concerning the leasing of the Premises. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker as per a separate agreement between Landlord and the Broker.

SECTION 27. NOTICES:

         Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease). Notices shall be deemed to have been properly given, rendered or made: upon delivery if delivered in person or by confirmed facsimile to the Landlord or Tenant; or, if sent postage prepaid by registered or certified mail, return receipt requested, effective seventy-two (72) hours after posted in a United States post office station or letter box in the continental United States, addressed to the other party at the address designated by the party (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Tenant's address at the Premises in the Building). Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it.

SECTION 28. ESTOPPEL CERTIFICATES:

         Tenant agrees, at any time and from time to time, as requested by Landlord with not less than twenty (20) days' prior notice, to execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Base Rent and Additional Rent have been paid, stating whether or not, to the best knowledge of the Tenant, the Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the Tenant shall have knowledge, and stating whether or not, to the best knowledge of Tenant, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the Landlord and by others with whom Landlord may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request. If Tenant fails to respond within twenty (20) days of receipt by the party of a written request for such a statement, such failure shall constitute an Event of Default and Tenant shall be deemed to have given such statement and shall be deemed to have admitted the accuracy of any information contained in the request for such statement and that the Lease is unmodified and in full force and effect, that there are not uncured defaults in Landlord's performance, and that not more than one (1) month's Rent has been paid in advance.

SECTION 29. MEMORANDUM OF LEASE:

         Tenant shall not record this Lease or any memorandum thereof. At execution of this Lease Landlord will execute, acknowledge and deliver to Tenant a memorandum of the right of first opportunity to purchase the Building provided for in Section 35 of the Addendum to this Lease. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

SECTION 30.   ADJUSTMENT OF COMMENCEMENT AND EXPIRATION DATES:

         30.1 Commencement Date: The term of this Lease shall commence on a date (herein the "Commencement Date") which shall be the date specified in the Basic Lease Information unless:

              30.1.1 Landlord and Tenant otherwise agree in writing; or

              30.1.2 Tenant actually occupies the Premises for the purpose of conducting business earlier than the date specified in the Basic Lease Information or in any writing made pursuant to Section 31.1.1, in which event the occupancy date shall be the Commencement Date.

         30.2 Delay in Commencement: If Landlord fails to deliver the Premises with Landlord's work substantially complete by the above Commencement Date due to the fault of the Landlord or due to the occurrence of an event of force majeure, Landlord shall not be considered in default of this Lease, but the Commencement Date shall be deferred until the Premises are so delivered and free rent shall apply as provided in Section 1.15 of the Basic Lease Information or until Tenant terminates the Lease. Tenant shall be considered to have caused any delay in the preparation of the Premises resulting from Tenant's failure to sign this Lease on or before the Construction Information Submittal Date specified in the Basic Lease Information or, in the alternative, to provide Landlord by such date a written agreement in form and content satisfactory to Landlord guarantying Tenant will pay Landlord for any and all costs incurred in connection with the work done prior to execution of this Lease to prepare the Premises for Tenant. If the Tenant Improvements are not completed on the Commencement Date due to (i) the failure of Tenant to fulfill any obligation pursuant to the terms of this Lease or any exhibit hereto, including without limitation, Tenant's failure to comply with the Construction Information Submittal and Construction Approval Dates specified in the Basic Lease Information; or (ii) any changes in the Tenant Improvements requested by Tenant, then the Commencement Date shall be the date specified in the Basic Lease Information.

         30.3 Expiration Date: In the event the Commencement Date is adjusted to a date other than as specified in the Basic Lease Information, the Expiration Date shall be extended as necessary so that the Lease Term will contain the number of full calendar months indicated in the Rent Schedule of the Basic Lease Information and so that the Expiration Date will fall on the last day of a calendar month.

         30.4 Early Occupancy: If Landlord has given Tenant permission to enter into the possession of the Premises prior to the Commencement Date, unless such possession is granted for the purpose of completing tenant-provided improvements and move-in as provided in Exhibit D, such possession or occupancy shall be deemed to be upon all the terms, covenants, conditions and provisions of this Lease, including, without limitation, the payment of Base Rent and the Additional Rent.

SECTION 31.   MISCELLANEOUS:

         31.1 Merger: All understandings and agreements heretofore had between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties and which is entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease.

         31.2 Modifications: No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement is sought.

         31.3 Successors and Assigns: Except as otherwise expressly provided in this Lease, the obligations of this Lease shall bind and benefit the successors and permitted assigns of the parties hereto.

         31.4 Nonrecourse Lease: Tenant shall look only to Landlord's estate and property in the Land and the Building (or the proceeds thereof) for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises.

         31.5 Force Majeure: The obligations of Tenant hereunder shall be in no way affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because:

              31.5.1 Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental pre-emption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, delays in governmental processing and issuance of permits and/or inspections, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or

              31.5.2 of any failure or defect in the supply, quantity or character of electricity, water or other utilities furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord's reasonable control.

         31.6 Definitions: For the purpose of this Lease, the following terms have the meanings indicated:

              31.6.1 The term "mortgage" shall include a mortgage and/or deed of trust, and the term "holder of a mortgage" or "mortgagee" or words of similar import shall include a mortgagee of a mortgage or a beneficiary of a deed of trust.

              31.6.2 The term "laws" and "requirements of any public authorities" and words of similar import shall mean laws and ordinances of any or all of the federal, state, regional, city, and county governments and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building and/or the Premises, and the direction of any public officer pursuant to law, whether now or hereinafter in force.

              31.6.3 The term "requirements of insurance bodies" and words of similar import shall mean rules, regulations, orders, and other requirements of the Oregon Surveying and Rating Bureau and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Building and/or the Premises, whether now or hereafter in force.

              31.6.4 The term "Tenant" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, which at the time in question is the owner of Tenant's estate and interest granted by this Lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this Lease or to relieve Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

              31.6.5 The term "Land" shall mean the real property lot or parcel upon which the Building is located including without limitation parking areas, landscaped areas, walkways, driveways, sidewalks and curbs included in Exhibit A.

              31.6.6 The term "Landlord" shall mean only the owner at the time in question of the Building or of a lease of the Building, so that in the event of any transfer or transfers of title to the Building or of Landlord's interest in a lease of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed without further agreement that such transferee has assumed and agree to perform and observe all obligations of Landlord herein during the period it is the holder of the Landlord's interest under this Lease.

                31.6.7 The term "herein," hereof" and "hereunder," and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular Section, section or subsection, unless expressly so stated.

                31.6.8 The term "and/or" when applied to two or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

                31.6.9 The term "person" shall mean natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

          31.7 Effect of Expiration: Upon the expiration or other termination of this Lease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such expiration or other termination; and, in any event, unless otherwise expressly provided in this Lease, any liability for a payment (including, without limitation, Additional Rent, herein) or performance of an obligation which shall have accrued to or with respect to any period ending at the time of expiration or other termination of this Lease shall survive the expiration or other termination of this Lease.

          31.8 Excavation: If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person shall deem reasonably necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, and without reducing or otherwise affecting Tenant's obligations under this Lease.

          31.9 Union Contracts: Tenant agrees that the exercise of its rights pursuant to the provision of Section 13 or of any other provisions of this Lease or the Exhibits hereto shall not be done in a manner which would violate Landlord's union contracts affecting the Project, if any, nor create any lawful work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

          31.10 Prorations: Any apportionments or prorations of Base Rent or Additional Rent to be made under this Lease shall be computed on the basis of a three hundred sixty (360) day year, with twelve (12) months of thirty (30) days each.

          31.11 Governing Law: Regardless of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of Oregon. If any provision of this Lease or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, heading and titles in this Lease are solely for convenience or reference and shall not affect its interpretation. Each covenant, agreement, obligation or other provision of this Lease on Landlord or Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Landlord or Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. Time is of the essence of this Lease and all of its provisions.

          31.12 Light, Air and View: Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or near the Building shall in no way affect this Lease or impose any liability on Landlord.

          31.13 Tenant Representations: If Tenant is an entity other than an individual, Tenant does hereby covenant and warrant that (i) Tenant is duly organized and validly existing under the laws of its state of formation, and if such entity is existing under the laws of a jurisdiction other than Oregon, is qualified to transact business in Oregon; (ii) Tenant has full right and authority to enter into this Lease and perform all of Tenant's obligations hereunder; and (iii) each person signing this Lease on behalf of Tenant is duly and validly authorized to do so.

         31.14 Defined Terms: Words capitalized other than as the first word of a sentence are defined terms and have the meaning, throughout this Lease, given to them when they are first used with an initial capital or when used in quotation marks.

         31.15 Counterparts: This Lease may be executed in one or more counterparts by separate signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding on all parties hereto, even though all parties are not signatories to the original or to the same counterpart. Any counterpart of this Lease that has attached to it separate signature pages, which together contain the signatures of all parties, shall for all purposes be deemed a fully-executed instrument, and in making proof of this Lease, it shall not be necessary to produce or account for more than one such counterpart.

         31.16 Costs and Attorney Fees:

               31.16.1 This section intentionally deleted.

               31.16.2 Litigation or Arbitration: If legal action is instituted to enforce or interpret any of the terms of this Lease or if legal action is instituted in a Bankruptcy Court for a United States District Court to enforce or interpret any of the terms of this Lease, to seek relief from an automatic stay, to obtain adequate protection, or to otherwise assert the interest of Landlord or Tenant in a bankruptcy proceeding, the party not prevailing shall pay the prevailing party's costs and disbursements, the fees and expenses of expert witnesses in determining reasonable attorney fees, and such sums as the court may determine to be reasonable for the prevailing party's attorney fees connected with the trial and any appeal and by petition for review thereof. This subsection shall not apply to the mediation provisions of this Lease.

               31.6.3 Definitions: For purposes of this Lease, the term attorney fees includes all charges of the prevailing party's attorneys and their staff (including without limitation legal assistants, paralegals, word processing, and other support personnel) and any postpetition fees in a bankruptcy court. For purposes of this Lease, the term fees and expenses includes but is not limited to long-distance telephone charges; expenses of facsimile transmission; expenses for postage (including costs of registered or certified mail and return receipts), express mail, or parcel delivery; mileage and all deposition charges, including but not limited to court reporters' charges, appearance fees, and all costs of transcription; costs incurred in searching records.

         31.17 Effect of Failure to Consent: Except where a different standard is expressly provided in this Lease, the Landlord may grant or refuse to consent or approve any item in its sole discretion. Where this Lease states that a consent or approval may not unreasonably be withheld, and a party unreasonably withholds or conditions such consent, the other party shall not be entitled to any damages or termination of this Lease for such withholding, it being intended that their sole remedy shall be to obtain an injunction compelling such consent or approval.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease Agreement as of the date and year first above written.

LANDLORD                                     TENANT

AmberJack, Ltd., an Arizona Corporation      Planar Systems, Inc., an Oregon
                                             corporation


By:___________________________________       By:_______________________________

Title: _______________________________       Title:____________________________

Date: ________________________________       Date:_____________________________



By:___________________________________       By:_______________________________

Title: _______________________________       Title:____________________________

Date: ________________________________       Date:_____________________________

                                    EXHIBIT A

                                 LEASE AGREEMENT

                    Legal Description and Parcel Map for Land

                                    EXHIBIT B

                                 LEASE AGREEMENT

                                Park Common Areas

                                    EXHIBIT C

                                 LEASE AGREEMENT

                           Floor Plan for the Building

                                   EXHIBIT C-1

                                 LEASE AGREEMENT

                            ANTENNA LICENSE AGREEMENT
    By and Between AmberJack, Ltd. ("Landlord") and Planar Systems ("Tenant")
                          Dated as of August ____, 2001

        This Agreement is made and entered into as of this day of August ______, 2001 by and between AmberJack, Ltd., an Arizona corporation (hereinafter called "Licensor") and Planar Systems, Inc., an Oregon corporation (hereinafter called "Licensee").

     A. Licensor, for and in consideration of the payments hereinafter set forth and of the covenants and agreements made by Licensee herein contained, does hereby grant unto the Licensee a nonexclusive license ("License") to utilize space in the building located at 20050 NW Gibbs Drive, Hillsboro, Oregon (hereinafter called the "Building") for the purpose of installing and using the antenna described in Exhibit "1" attached hereto and made a part hereof (the "Antenna") to be attached to the roof of the Building for a term commencing as of the Commencement Date and ending as of the Expiration Date (as those terms are defined in the Lease Agreement between Landlord and Tenant for the Building dated of even date herewith), unless extended or sooner terminated as provided herein.

     B. Licensee shall make payments to Licensor, at the office of the Building, or elsewhere as designated from time to time by notice in writing to Licensee, in monthly installments as follows: NOT APPLICABLE

     C. The size, location and placement, as well as the manner and method of installation and removal of the Antenna and related equipment, shall be subject to the prior written approval of Licensor. The Antenna and related equipment shall not penetrate the roof membrane. If Licensor elects to hire structural, mechanical, roofing and/or other engineers or consultants to review such plans and specifications, Licensee shall reimburse Licensor for the reasonable costs thereof, whether or not Licensor grants such approval.

     D. In addition to the monthly rental, Licensee shall pay for all utilities consumed to install, maintain, operate and remove its Antenna and equipment, as well as the reasonable costs of any engineers or consultants employed by Licensor to review or monitor same.

     E. Prior to the installation of said Antenna and equipment, Licensee shall secure and shall at all times thereafter maintain all required approvals and permits of the Federal Communications Commission and all other governmental bodies having jurisdiction over its business, including its communications, operations, and facilities. Licensee shall at all times comply with all laws and ordinances and all rules and regulations of municipal, state and federal governmental authorities relating to the installation, maintenance, height location, use, operation, and removal of said Antenna and equipment and shall fully indemnify Licensor against any loss, cost, of expense which may be sustained or incurred by it as a result of the installation, maintenance, operation, or removal of said Antenna and equipment. Licensor makes no representation that applicable laws, ordinances or regulations permit the installation or operation of antennas on the subject real estate.

     F. Licensor hereby grants unto Licensee the right, to be exercised as herein set forth, to enter upon the roof of the Building for the sole purpose of gaining access to the Licensee's installation. In addition thereto, Licensor grants unto Licensee the right, to be exercised as herein set forth, to install such equipment, conduits, cables and materials (hereinafter called "the connecting equipment") in shafts, ducts, conduits, chases, utility closets and other facilities of the Building as designated by Licensor as is reasonably necessary to connect Licensee's Antenna to Licensee's other machinery and equipment in other parts of the Building, subject to the requirements of any permits and the codes, regulations and rules of any governmental body, agency or authority. Licensor further grants to Licensee the right of access to the areas where such connecting equipment is located for the purposes of maintaining, repairing, testing and replacing the connecting equipment; provided, however, Licensee shall notify Licensor each time Licensee requires such access, and provided further that such access and installations do not cause damage to or interfere with the operation or maintenance of any part of the Building or with any other tenant's operation.

     G. Anything herein to the contrary notwithstanding and except in the event of emergencies or repairs requiring immediate entry before notice can reasonably be given, Licensee shall notify Licensor each time Licensee desires to enter upon the roof of the Building or the areas outside Licensee's Premises where Licensee's related equipment is located, and Licensee shall enter upon the roof only at such times, in such manner and under such circumstances as shall not cause damage or endangerment of life or limb. Licensee shall promptly reimburse Licensor for the costs of repairs of any damage to the Building directly or indirectly caused by Licensee's installations or the operation, maintenance or removal thereof.

     H. Licensee, at its expense, shall be solely responsible for and shall maintain its Antenna and related equipment in a safe, structural, sound, clean and sightly condition and shall indemnify and save harmless Licensor against all liens and claims of mechanics and materialmen furnishing labor and materials in the construction and maintenance of same.

     I. Licensee agrees to defend, indemnify and save harmless Licensor and to assume all liability for death or injury to any persons and all liability for loss, damage or injury to any property incurred or sustained by Licensee arising from, growing out of or resulting from Licensee's installation or its use of the roof of the Building or any other areas in the Building where Licensee's related equipment is located, including costs, attorney's fees and other expenses incurred by Licensor in defending any such claim unless such loss, damage or injury is due to the gross negligence of Licensor, its employees, agents, or invitees.

     J. Licensee hereby waives and releases all claims against Licensor, its officers, directors, agents, employees and servants, and agrees that they shall not be liable for injury to person or damage to property sustained by Licensee or by any occupant of the Building or any other person occurring in or about the Building resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Building or any part of it or from equipment or appurtenance becoming out of repair, or from any occurrence, act, or from the negligence or omission of any tenant or occupant of the Building or of any other person; except for the negligence or omission by Licensor, its officers, directors, agents, employees and servants,

     K. The License hereby granted to Licensee shall not be deemed to give to Licensee the exclusive right to use the roof or tower of the Building and shall not preclude Licensor from granting a license or licenses to others, so long as such other licensee is a tenant of the Building or provides services to a tenant of the Building. The rights of other licensees shall be exercised without causing unreasonable interference with the activities being carried on by Licensee in accordance with this License. Similarly, the rights of Licensee hereunder shall be exercised without causing interference with the activities being carried on by other licensees in accordance with their respective licenses. Licensee shall not change or materially alter the Antenna or related equipment agreed to herein without the prior written consent of Licensor.

     L. If any lease by Licensee for any space in the Building shall be terminated or terminable after the making of this License, because of any default by Licensee under such lease, such fact shall empower Licensor, at Licensor's sole option, to terminate this License by notice to Licensee.

     M. No notice or demand related to or required by this Agreement shall be effective unless same is in writing and is either delivered personally to the party for whom intended, or to an officer of such party if a corporation, or sent by United States registered or certified mail return receipt requested, if to

Licensee, at its office in the Building, or if Licensee is not in possession thereof, then to Licensee's address last known to Licensor, and if to Licensor, to Birtcher Property Services, 1600 NW Compton Drive #106, Beaverton, Oregon 97006, Attn: Jim Edwards, provided that either party may, by notice to the other, from time to time designate another address in the United States of America to which notices mailed more than ten (10) days thereafter shall be addressed. Notices mailed as aforesaid shall be effectively given as of the date of mailing.

     N. Licensor shall have the right to terminate this License upon written notice to Licensee, only in the event that: (a) Licensee shall default in the performance of any of the obligations imposed upon it hereunder and shall not, after being notified by Licensor of the existence of such default, immediately take all reasonable steps to cure the same; or (b) it shall be determined that such installation or use materially interferes with the operation of machinery and apparatus of the Building, such as the elevators; or (c) it is found by public authority having jurisdiction over the Building that such installation and use constitute a nuisance or hazard to the public or to the occupants of the Building; or (d) the use of such antenna interferes with the use of any tenant's equipment or data processing machines in the Building; or (e) Licensee's lease of space in the Building shall expire or be terminated.

     O. At the termination of this License by lapse of time or otherwise, the Antenna and the related equipment installed under the terms of this License shall be removed by Licensee and the area of the Building where they were installed shall be restored by Licensee to as good condition as existed immediately prior to installation of such Antenna and related equipment.

     P. This Agreement shall be binding upon the successors and assigns of the parties hereto, provided that Licensee shall not assign or transfer this License to anyone else without Licensor's prior written consent which may be withheld at its sole discretion.

LICENSOR                                   LICENSEE

AmberJack, Ltd., an Arizona                Planar Systems, Inc., an Oregon
corporation                                corporation


By:________________________________        By:________________________________

Title:_____________________________        Title:_____________________________

Date:______________________________        Date:______________________________


By:________________________________        By:________________________________

Title:_____________________________        Title:_____________________________

Date:______________________________        Date:______________________________

                                    EXHIBIT D

                                 LEASE AGREEMENT

                                 Work Agreement

SECTION 1. BUILDING SHELL IMPROVEMENTS PROVIDED BY LANDLORD. Landlord agrees to provide the following base building shell improvements at Landlord's expense ("Building Shell"):

     1.1 $100,000 allowance for cafeteria improvements above basic HVAC, ceiling, lighting and flooring;

     1.2  This section intentionally deleted.

     1.3 One (1) heated smokers canopy at a mutually agreed to area, if requested by Tenant;

     1.4 Building standard men's and women's restrooms installed and complete, one men's and one women's each per floor;

     1.5  One drinking fountain each per floor;

     1.6  Telephone and janitorial closets, one each per floor;

     1.7 First floor main lobby including an open stair to the second floor similar to Building 1925 complete with all Class A finishes installed therein;

     1.8 Second floor lobby ready for tenant finishes with sheet rock installed and taped but no other finishes;

     1.9  All exterior walls insulated;

     1.10 Base building electrical service installed to an electrical room, one each per floor and to the elevator, HVAC system, and lighting at all restrooms and common areas with sufficient base building service to provide one 20 amp circuit for five employees per 1,000 rentable square feet. A 2000 amp 480/270 volt service, distributed to the two floors.

     1.11 Roof-mounted variable air volume HVAC units installed to building standard tonnage and sized to provide cooling for Tenant based on five employees per 1,000 rentable square feet; (230 tons)

     1.12 HVAC system distributed to VAV boxes installed on each floor in building standard quantities, including electrical connections, and excluding all downstream, low pressure ductwork, diffusers, grilles, etc.;

     1.13 Wet fire sprinkler system installed with plugged tees for future downheads and smoke detection;

     1.14 Building standard 2 x 4 second look tegular ceiling tiles in building standard quantities, purchased and inventoried, uninstalled on the floor;

     1.15 2' x 4' 18-cell parabolic light fixtures in building standard quantities purchased and inventoried, uninstalled on the floor;

     1.16 Exit lighting and other emergency lighting, installed per applicable building codes;

     1.17  Traffic impact fees included in the building shell;

     1.18 One (1) hydraulic elevator installed with upgraded finishes of similar quality to elevators in Building 1925;

     1.19 All tenant improvement costs shall be "open book" for Tenant's review and approval;

     1.20 Tenant shall have the right to select an independent vendor for the security, phone and data work separate from Tenant Improvement work or any work performed by Landlord;

     1.21 Install a card key entry system to all exterior doors compatible with Tenant's existing entry system at other AmberGlen building locations or provide an allowance for Landlord's standard security system if a compatible system costs more than Landlord's standard card key entry system. Tenant shall be responsible for any and all security within its Premises.

SECTION 2. TENANT IMPROVEMENTS PROVIDED BY LANDLORD. Landlord agrees to provide all the tenant improvements described in the CDP ("Tenant Improvements").

SECTION 3.  TENANT IMPROVEMENT ALLOWANCE PROVIDED BY LANDLORD.

     3.1 Allowance: Landlord agrees to provide Tenant with an allowance (the "Allowance") of Twenty-Four and No/100 Dollars ($24.00) per rentable square foot of Premises to be applied to the Tenant Improvements in the Premises, described in Section 2 of this Work Agreement.

     3.2 Application. All design, permit, engineering, construction, purchase and installation costs incurred by Landlord relating to such Tenant Improvements shall be deducted from the Allowance. If the total cost for such Tenant Improvements exceeds the Allowance then Tenant shall deposit with or pay to Landlord the estimated excess amount as follows: forty percent (40%) prior to commencement of construction of the Tenant Improvements, forty percent (40%) within sixty (60) days after the date construction of Tenant Improvements commences and twenty percent (20%) within ten (10) days after the Commencement Date. Landlord shall apply this payment first toward general costs, expenses and construction costs associated with the Tenant Improvements. If the actual cost of the work is more than this payment then the deficiency shall be paid by Tenant to Landlord on or before the Commencement Date. If the total cost for such Tenant Improvements is less than the Allowance, then Landlord shall give Tenant a credit in the amount of the unused Allowance, to be applied against the Base Rent next due after the Commencement Date. Subject to Landlord's approval which shall not be unreasonably withheld or conditioned, and subject to compliance with the Project Protective Covenants, Tenant shall have the right to install flagpoles on the Land paid for from the Allowance.

     3.3 Additional Allowance: Upon written request of Tenant, Landlord shall provide Tenant an additional Tenant Improvement allowance of up to Five and No/100 Dollars ($5.00) per rentable square foot ("Additional Allowance"). Upon funding such Additional Allowance the monthly Base Rent shall be increased by an amount which amortizes the Additional Allowance amount, plus interest at a rate of ten and one-half percent (10 1/2%) per annum, on a straight line basis over the initial ten-year term.

     3.4 Tenant Direct Use of Allowance or Additional Allowance: Tenant shall have the right to apply (i) up to One and No/100 Dollars ($1.00) per rentable square foot of the Allowance toward installation costs for data, phone and low voltage wiring and (ii) up to an additional One and No/100 Dollars ($1.00) per rentable square foot of the Allowance toward space planning and development of architectural construction documents related to the Tenant Improvements, performed by Tenant's architect or space planner. Tenant has contracted with WGS Interiors to perform this work.

SECTION 4.  DESIGN OF TENANT IMPROVEMENTS.

     4.1 CDP Preparation: Tenant's office planner shall prepare a CDP consisting of a floor plan, a reflected ceiling/lighting plan and Tenant's supplement specification.

            4.1.1 The CDP shall be based upon the schematic space plan attached as Exhibit E and the construction information provided by Tenant. Landlord's office planner shall coordinate with

Tenant's architect and office planner to supply engineering working drawings including mechanical, electrical and plumbing working drawings as required for the permitting and construction of the Tenant Improvements.

          4.1.2 Tenant shall be responsible for all delays in occupancy and additional costs, including without limitation design fees, resulting from its failure to submit such information on time and any Tenant requested changes in the Tenant Improvements specified in this Lease (herein "Change Items").

          4.1.3 The various components of the CDP shall be prepared in accordance with the TI Design/Pricing/Approval Schedule attached hereto as Exhibit D-1.

     4.2 CDP Approval: Landlord shall have the right to review and reasonably approve (with reasonable conditions) the CDP. Such approval shall occur within ten (10) days after Landlord's receipt of the final CDP (the "Construction Document Approval Date"). Landlord will deliver a statement (the "Statement") of the estimated costs for which Tenant will be responsible under the terms of this Work Agreement within twenty (20) business days of Tenant's CDP approval. The Statement must be approved by Tenant in writing within five (5) days after Tenant's receipt of the Statement and such approval must be delivered by Tenant to Landlord before the Landlord will proceed to obtain building permits and commence construction.

     4.3 Tenant Responsibilities: Tenant shall be responsible for delays and additional costs, including without limitation design fees, caused by: (i) any changes made by Tenant to the CDP other than corrections and deletions of the type described in Section 4.2; (ii) Tenant's failure to approve the CDP and the Statement by the Construction Document Approval Date specified in Section 4.2; or (iii) by delays in delivery of non-building-standard materials requiring long lead times. Tenant shall pay, prior to taking occupancy of the Premises, all of Landlord's design fees arising out of the inclusion of non-building-standard materials in the Premises.

SECTION 5.  CONSTRUCTION.

     Approval of the CDP shall constitute written authorization to complete the Premises in accordance with the CDP. Tenant may in such authorization delete items to reduce its cost, subject to Landlord's approval. Tenant's failure to timely provide such written authorization shall be a Tenant delay, and Landlord shall not be obligated to commence work on the Premises. Tenant shall be responsible for any costs due to any resulting delay in completion of the Premises. Landlord will require its contractor to obtain competitive bids on all items of work (not performed directly by the contractor's employees) from at least three (3) subcontractors per trade. Landlord will not charge any construction administration fees or fees for overhead and profit related to the Tenant Improvements. Landlord shall provide Tenant a detailed cost breakdown of all estimated hard and soft costs related to construction, permitting and design of Tenant Improvements prior to the commencement of construction of Tenant Improvements. Landlord shall commence and pursue to completion the construction of the Tenant Improvements as soon as reasonably possible after the approval to commence construction is given by Tenant. Landlord's contractor shall, subject to Tenant delays and force majeure, complete the Tenant Improvements by the Commencement Date as stated in Section 1.13, and in accordance with Tenant's approved CDP. Tenant shall have possession of the Premises for fourteen (14) days prior to the Commencement Date for the purpose of installing telecommunication and computer equipment, Tenant's office equipment, furniture and other fixtures, and general move-in, provided that Tenant does not unreasonably interfere with work performed by Landlord or Landlord's contractor, that Landlord does not unreasonably interfere with work performed by Tenant or Tenant's contractor, and that any such possession by Tenant shall be upon all terms and conditions of the Lease, except for payment of Rent. All Tenant Improvements shall be constructed in accordance with the CDP, and shall be made in good and workmanlike manner. Upon substantial completion of the Tenant Improvements, Landlord and Tenant shall conduct a walk through of the Premises and generate a punch list of items to be completed by Landlord within thirty
(30) days after the date the punch list is completed and agreed upon by Landlord and Tenant.

SECTION 6. FIELD CHANGE ORDERS.

     If Tenant shall request any change in the Tenant approved CDP, Tenant shall request such change in writing to Landlord, and such request shall be accompanied by all information necessary to prepare plans and specifications for such change. If Landlord approves Tenant's requested change, then after receiving this information, Landlord shall cause its office planner to prepare such plans and specifications and a proposed field change order ("FCO") as soon as reasonably possible thereafter. Landlord shall not be obligated to proceed with any work which would be affected by a proposed FCO until it is effective or Tenant withdraws the FCO request. Tenant shall be responsible for any and all delays in construction and occupancy caused by Tenant's FCO requests. The proposed FCO shall set forth the estimated cost of the changes. The proposed FCO shall be effective only when signed by both Landlord and Tenant, and Tenant has deposited the estimated cost of the changes with Landlord. Landlord shall hold this payment as an additional security deposit. Upon the acceptance of the Premises by Tenant, this additional security deposit shall be applied to pay the cost of the work. If the actual cost of the change order is more or less than this security deposit then the excess or deficiency shall be refunded or paid at the same time, as the case may be. Even if Tenant fails to approve the proposed FCO, Tenant shall be responsible for the cost of preparing any plans and specifications for the proposed FCO. The actual cost, including design and administrative fees, of any FCO shall be paid by Tenant on or before the date Tenant first occupies the Premises unless stated otherwise in the FCO.

SECTION 7. IMPROVEMENTS CONSTRUCTED BY TENANT.

     If any work is to be performed by Tenant or Tenant's contractor in connection with the Premises (e.g., installation of data cabling, telephone and data equipment, security systems, audio/visual equipment and furniture systems):

     7.1 Landlord's Approval: Such work shall not proceed until Landlord's written approval of each of the following items: (i) Tenant's contractor; (ii) public liability and property damage insurance carried by Tenant or its contractor; and (iii) schematic plans and specifications for such work. The detailed construction plans and specifications shall be prepared by Tenant's office planner at Tenant's expense based upon the schematic plans and specifications. All such work shall be done in strict conformity with such final plans and specifications subject to field change orders prepared and approved in the manner specified in Section 3.1 above. As built plans shall be prepared by Tenant's office planner at Tenant's expense (which may be paid with the $1.00 portion of the Allowance provided for in Section 3.4) within sixty (60) days after the work is fully completed and a copy delivered by Landlord for its use.

     7.2 Permits: All work shall be done in conformity with a valid building permit (obtained at Tenant's expense but which may be paid out of the Allowance to the extent Allowance is available to do so) when required, a copy of which shall be furnished to Landlord before such work is commenced, and in any case, all such work shall be performed in accordance with all applicable governmental regulations at Tenant's sole expense. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to meet all applicable regulations.

     7.3 Coordination: All work by Tenant or Tenant's contractor shall be scheduled through Landlord. Tenant or Tenant's contractor shall arrange for necessary utility, hoisting and elevator service with Landlord's contractor and shall pay such reasonable charges for such services as may be charged by Landlord's contractor. Tenant or Tenant's contractor and Landlord's contractor will make best efforts to coordinate work to assure timely completion of the Tenant Improvements.

     7.4 Manner of Entry: Tenant's entry to the Premises for any purpose, including, without limitation, inspection or performance of Tenant construction by Tenant's agents, prior to the Lease Commencement Date as specified in the Basic Lease Information shall be at such times as are approved by Landlord and subject to all the terms and conditions of this Lease except the payment of Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors.

     7.5 Faulty Work: Tenant shall promptly reimburse Landlord upon demand for any extra expense incurred by the Landlord by reason of faulty work done by Tenant or its contractors or by reason of any delays caused by such work, or by reason of inadequate cleanup.

                                   EXHIBIT D-1

                                 LEASE AGREEMENT

                       TI Design/Pricing/Approval Schedule

                                    EXHIBIT E

                                 LEASE AGREEMENT

                      Schematic Space Plan for the Premises

                                    EXHIBIT F

                                 LEASE AGREEMENT

                              Rules and Regulations

     The following rules and regulations shall apply to the Building and all tenants, their employees and agents, or any others permitted to occupy or enter the Building, or any part thereof, pursuant to a Lease. Tenants will at all times abide by said rules and regulations, to-wit:

     A. The sidewalks, entries, passages, corridors and stairways of the Building shall not be obstructed by any Tenant, or its agents or employees, or used for any purpose other than ingress or egress to and from the Tenant's Premises. Further, no Tenant shall misuse or in any manner damage the landscaped or other Common Areas. Except upon the patio area shown in Exhibit C, no furniture, equipment, or picnic tables or chairs may be placed on such areas.

     B. Furniture, equipment or supplies will be moved in or out of the Building only via the loading dock and facilities designated by Landlord. In the event any Tenant damages any parts of the Building during any such move, such Tenant shall forthwith pay to Landlord the amount required to repair said damage.

     C. No safe or equipment, the weight of which may, in the opinion of Landlord, constitute a hazard or damage to the Building or its equipment, shall be moved into the Building without prior written consent of Landlord. If such consent is granted, such article may be moved into the Building and located in Tenant's premises only in the manner designated by Landlord.

     D. No Tenant shall do or permit anything to be done in its Premises, or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on property kept therein, or constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of the Department of Health of the County in which the Building is located.

     E. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of any Tenant, its agents or employees shall be paid for by such Tenant. No person shall waste water by tying back or wedging the faucets or by any other means.

     F. No animals (other than trained guide dogs) shall be allowed in the Building. No person shall disturb the occupants of this or adjoining buildings or premises by the use of any radio, sound equipment or musical instrument or by making of loud or improper noises.

     G. There shall be no obstruction of sidewalks, entrances, common roadways or drives, or truck loading areas of the Building. Further, no unlicensed vehicles may be parked in any common parking or drives, or truck loading areas of the Building and no vehicles or bicycles may be stored in any Common Areas, except where designated.

     H. No Tenant shall allow anything to be placed on the outside of the Building, other than permitted signs, and then only to the extent expressly provided in a Lease, nor shall anything be thrown by any Tenant, its agents or employees, out of the windows or doors or down the corridors of the Building. Landlord shall have the right to remove all non-permitted signs, or any furniture, equipment or supplies located in any Common Areas without notice to the Tenant which is responsible therefor and at the expense of such Tenant.

     I. No additional lock(s) shall be placed by any Tenant on any exterior door in the Building. A reasonable number of keys to a Tenant's Premises will be furnished to such Tenant by Landlord, and neither Tenant nor its agents or employees, shall have any duplicate keys made. Additionally, Tenant shall not alter any existing lock(s) without the prior written approval of Landlord. At the termination of Tenant's Lease, it shall promptly return to Landlord all keys to offices, warehouse space or vaults.

     J. No awning shall be placed over the windows, except with the prior written consent of Landlord.

     K. If any Tenant desires telegraphic, telephonic, heavy equipment or other electric connections utilizing other than standard 110-volt connections, Landlord or its agents will direct the electricians as to where and how the wires may be introduced, and without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at such Tenant's expense.

     L. Landlord shall at all times have the right, by its officers or agents, to enter the Premises and show the same to persons wishing to lease them, and may at any time within six (6) months immediately preceding the termination of this tenancy place upon the doors and windows of the Premises the notice "For Rent", which notice shall not be removed by Tenant.

     M. Tenant shall comply with all applicable laws and regulations of any public authority affecting the Premises or the use thereof, and correct at Tenant's expense any failure to comply created through Tenant's fault or by reason of Tenant's use.

     N. Except with the prior written consent of Landlord, no tenant shall conduct any retail sales in or from the Premises, or any business other than that specifically provided for in the Lease.

     O. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon such reasonable terms and conditions, including but not limited to provision for insurance coverage, and as are related to the safety, care and cleanliness of the Building, and the preservation of good order thereon. If reasonably necessary for the accomplishment of these purposes, Landlord may reasonably limit the number of vendors who may be present at any one time in the Building. The term "personal goods or services vendors" means persons who periodically enter the Building for the purpose of selling goods or services to a tenant, other than goods or services which are used by a tenant only for the purpose of conducting its business on the Premises. "Personal goods or services" include, but are not limited to, drinking water and other beverages, food, barbering services, and shoe shining services.

     P. The sashes, sash doors, windows, glass lights, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the Tenant.

     Q. In order to maintain the outward professional appearance of the Building, all window coverings to be installed at the Premises shall be subject to Landlord's prior approval. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, such use of such curtain, blind, shade or screen shall be forthwith discontinued by Tenant.

     R. No cooking shall be done or permitted by Tenant on the Premises other than (i) on the patio area shown in Exhibit C, (ii) in a cafeteria operated in compliance with law and applicable covenants affecting the Premises, or (iii) the use of a microwave oven for food or Underwriter's Laboratory approved equipment for brewing coffee, tea, and similar beverages, provided that the use is in compliance with law. Offices in the Building shall not be used for lodging.

     S. Tenant shall not lay linoleum or other similar floor covering so that the same be affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises, shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant by whom, or by those agents, clerks, employees or visitors, the damage has been caused.

     T. Tenant shall see that the windows and doors of the Premises are closed and securely locked before leaving the Building.

     U. Smoking is prohibited in all areas of the Building, and smoking will be permitted only in those outdoor areas of the Project specified as smoking areas by Landlord from time to time.

     Landlord may reasonably amend, modify, delete or add new and additional rules and regulations regarding the use and care of the Premises leased to Tenants and the Building of which such Premises are a part. All Tenants shall comply with all such rules and regulations upon notice thereof to them from Landlord. Any breach by a Tenant of any rules and regulations herein set forth or any amendments, modifications or additions thereto, shall constitute a default by such Tenant under its lease agreement and Landlord shall have all rights and remedies set forth therein.

                                    EXHIBIT G

                                 LEASE AGREEMENT

                    Non-Disturbance and Attornment Agreement

     Reference is made to the Lease dated August __, 2001 ("Lease") between AmberJack, Ltd. ("Landlord"), and Planar Systems, Inc. ("Tenant") pertaining to certain premises ("Premises") located at 20050 NW Gibbs Drive, Beaverton, Oregon 97006 ("Building").

     ________________ ("Mortgagee") holds a mortgage encumbering the Building and other property, and notwithstanding anything in the Lease to the contrary, Mortgagee and Tenant hereby agree:

     1. Tenant's right to possession of the Premises shall not be disturbed by Mortgagee, its successors or assigns, provided Tenant is not in default of and continues to observe and perform its obligations under said Lease and this Agreement and pay Base Rent, Additional Rent, and any other charges required by the Lease to whomever may be lawfully entitled to same from time to time without any offset except as permitted in the Lease.

     2. Upon notice from Landlord or Mortgagee (with reasonably satisfactory proof of entitlement delivered to Tenant), Tenant shall attorn as tenant under the Lease to the purchaser of the Building at any foreclosure sale or to the grantee of a deed in lieu of foreclosure (such purchaser or grantee hereinafter referred to as "Foreclosure Purchaser") as required by Section 8 of the Lease.

     3. Neither Mortgagee, its successors or assigns, nor the Foreclosure Purchaser shall in any way or to any extent (i) be obligated or liable to Tenant for any prior act or default on the part of the original or any prior Landlord under the Lease (provided that the Foreclosure Purchaser shall not be thereby excused from its obligation to correct a condition which exists upon taking of title by Foreclosure Purchaser and which creates a then current breach of the Lease such as a Structural Element not in good repair); or (ii) except as provided in the Lease, be bound by any previous prepayment of rent for a period greater than one (1) month, unless such prepayment shall have been expressly approved in writing by Mortgagee, or its successors or assigns; and Tenant shall have no right to assert any of the foregoing or any damages arising therefrom as an offset, defense, or counterclaim against Mortgagee, its successors or assigns, or any Foreclosure Purchaser.

     4. Mortgagee may terminate this Agreement if Tenant does not deliver a certificate in the form attached hereto as Exhibit A to Mortgagee within thirty
(30) days following the date the Foreclosure Purchaser notifies Tenant in writing that it has taken title to the Building and provides satisfactory proof thereof to Tenant.

     5. Tenant agrees that Mortgagee is hereby given the right to cure defaults of Landlord as provided under the Lease.

     6. Except as permitted by the Lease, Tenant will not (i) assign its interest in the Lease; (ii) permit its interest under the Lease to be assigned by operation of law or otherwise; or (iii) subordinate or agree to subordinate the Lease to any other lien or encumbrance, without the express prior written consent of the Mortgagee, or its successors or assigns, which consent will not be unreasonably withheld or delayed.

     7. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns subject to paragraph 6 above; provided, however, that upon Mortgagee's assignment of its interest, all obligations and liabilities of Mortgagee shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of Mortgagee's assignee.

     8. All notices hereunder shall be given in writing by United States registered or certified mail, postage prepaid, at the addresses of the parties set forth below or to such other address as the parties may from time to time designate by written notice.


                     _____________________________________
                     _____________________________________

                     _____________________________________
                     _____________________________________

                     _____________________________________
                     _____________________________________

               10. Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a Tondisturbance agreement.

"MORTGAGEE"                             "TENANT"


___________________________________     _______________________________________


                               AGREEMENT BY OWNER

     Landlord, as the Mortgagor under said Mortgage, agrees for itself and for its successors and assigns that (i) the foregoing Nondisturbance and Attornment Agreement ("Agreement") does not constitute a waiver or partial waiver by Mortgagee of any of its rights under said Mortgage; and (ii) the Agreement does not in any way release the Mortgagor from its obligations to comply with every term, provision, condition, covenant, agreement, representation, warranty, and obligation of said Mortgage, and that each of same remain in full force and effect and must be complied with by the Mortgagor thereunder; and (iii) it will not take any action contrary to or inconsistent with the provisions of the Agreement.

                                        "LANDLORD"


                                        _______________________________________

             EXHIBIT "A" TO NONDISTURBANCE AND ATTORNMENT AGREEMENT

                                   CERTIFICATE

     Tenant hereby certifies and agrees that except as otherwise specified herein:

     1. The Lease is in full force and effect and commenced on _______________, 2002;

     2. Tenant has no offsets or defenses to its performance of the terms and conditions of the Lease, including the payment of Rent;

     3.  Tenant has accepted and is in possession of the Premises;

     4. Tenant has not paid and will not pay rent more than one (1) month in advance to Landlord;

     5. Tenant has received notice of and acknowledges the Landlord is bound by the Assignment of Rents Agreement dated _______________ and recorded as instrument No. _______ made to ______________________;

     6. Tenant will give to ______________________ copies of all notices required or given by Tenant to Landlord in connection with the Lease.


     This certificate is made as of _____ day of ______________, 20____ for the benefit of and reliance by ______________________.

                                    Planar Systems, Inc., an Oregon corporation


                                    By:_______________________________________

                                    Its:______________________________________

                                    Date:_____________________________________